As filed with the Securities and Exchange Commission on February 28, 2019

Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

EXLSERVICE HOLDINGS, INC.

 (Exact name of Registrant as specified in its charter)

Delaware	85-0572194
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

280 Park Avenue, 38th Floor

New York, New York 10017

(212) 277-7100

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Ajay Ayyappan

Senior Vice President, General Counsel and Corporate Secretary

ExlService Holdings, Inc.

280 Park Avenue, 38th Floor

New York, New York 10017

(212) 277-7100

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Stephen E. Older, Esq.

Rakesh Gopalan, Esq.

McGuireWoods LLP

1251 Avenue of the Americas, 20th Floor

New York, New York 10020

(212) 548-2100

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒ Non-accelerated filer ☐	Accelerated filer ☐ Smaller reporting company ☐ Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)		Proposed Maximum Offering Price Per Note/Share	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration fee
3.50% Convertible Senior Notes due 2024	$150,000,000		100%	$150,000,000	$18,180
Common Stock, $0.001 par value per share	2,282,055	(2)	—	—	—	(3)
Total					$18,180

(1)	Equals the aggregate principal amount of 3.50% Convertible Senior Notes due 2024 (the “notes”) being registered. Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) of the Securities Act of 1933, as amended (the “Securities Act”).
(2)	Pursuant to the indenture governing the notes, this value represents the maximum aggregate number of shares of common stock, $0.001 par value per share (“common stock”) issuable upon conversion of the notes registered hereby at a conversion rate corresponding to the maximum initial conversion rate of 15.2137 shares of our common stock per $1,000 principal amount of notes. This aggregate value includes shares of common stock issuable upon conversion of the notes, including the maximum number of shares by which the conversion rate may be increased for conversions in connection with a “make-whole fundamental change.” Pursuant to Rule 416 under the Securities Act, the number of shares of common stock registered hereby includes an indeterminate number of shares of common stock as may be issued from time to time upon conversion of the notes as a result of the anti-dilution provisions thereof.
(3)	No additional consideration will be received upon conversion of such notes, and therefore no registration fee is required pursuant to Rule 457(i) under the Securities Act.

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PROSPECTUS

$150,000,000

3.50% Convertible Senior Notes due 2024

and any Shares of Common Stock

Issuable upon Conversion

On October 4, 2018, we sold $150,000,000 aggregate principal amount of our 3.50% Convertible Senior Notes due 2024 (the “notes”) to Orogen Echo LLC (“Orogen” or the “selling securityholder”). We sold the notes to the selling securityholder in a transaction exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”). This prospectus may be used from time to time by the selling securityholder to offer up to $150,000,000 in aggregate principal amount of the notes and the shares of our common stock, par value $0.001 (“common stock”), issuable upon conversion of the notes, if any, in any manner described under “Plan of Distribution” in this prospectus. The selling securityholder may sell the notes or any such shares of common stock in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at prices related to such prevailing market prices, at varying prices determined at the time of sale or at privately negotiated prices directly to purchasers or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions. If the selling securityholder uses underwriters, broker-dealers or agents, we will name them and describe their compensation in a supplement to this prospectus as may be required. We will receive no proceeds from any sale by the selling securityholder of the securities offered by this prospectus, but in some cases we have agreed to pay certain registration expenses. Please read this prospectus and any applicable prospectus supplement carefully before you invest.

The notes are not listed on any securities exchange. Our common stock is listed on the NASDAQ Global Select Market (“NASDAQ”) and trades under the symbol “EXLS”. On February 25, 2019, the closing sale price of our common stock on NASDAQ was $62.71 per share.

_____________

Investing in our securities involves risks. You should carefully read and consider the risk factors included in this prospectus under the section entitled “Risk Factors” on page 4 of this prospectus, in any applicable prospectus supplement relating to a specific offering of securities, in our periodic reports filed with the Securities and Exchange Commission (the “SEC”) and in any other documents we file with the SEC.

Neither the SEC nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus or any prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

_____________

The date of this prospectus is February 28, 2019

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the SEC using a “shelf” registration process. Under this shelf process, the selling securityholder identified in this prospectus may offer or sell notes or shares of our common stock issuable upon conversion of the notes, as described in this prospectus, in one or more offerings from time to time.

We may also authorize one or more free writing prospectuses or prospectus supplements to be provided to you in connection with these offerings. Any related free writing prospectus or prospectus supplement may also add, update or change information contained in this prospectus or in any documents that we have incorporated by reference into this prospectus and, accordingly, to the extent inconsistent, information in this prospectus is superseded by the information in any accompanying prospectus supplement or any related free writing prospectus or pursuant to any document hereafter incorporated by reference.

Neither we nor the selling securityholder has authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus, any applicable prospectus supplement or any related free writing prospectus that we have authorized for use in connection with this offering. Neither we nor the selling securityholder take any responsibility for, or can provide any assurance as to the reliability of, any other information that others may give you. This prospectus and any applicable prospectus supplement do not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this prospectus and any such prospectus supplement in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer or solicitation of an offer in such jurisdiction. The information contained in this prospectus, any applicable prospectus supplement, any free writing prospectus that we have authorized for use in connection with this offering, including the documents incorporated by reference herein or therein is accurate only as of the respective dates thereof, regardless of the time of delivery of this prospectus and any applicable prospectus supplement or of any sale of the securities offered hereby. Our business, financial condition, results of operations and prospects may have changed since that date.

It is important for you to read and consider all information contained in this prospectus, any applicable prospectus supplement and any free writing prospectus that we have authorized for use in connection with this offering, including the documents incorporated by reference herein and therein, in making your investment decision.

You should also read and consider the information in the documents to which we have referred you in the sections entitled “Where You Can Find More Information” and “Information Incorporated by Reference” in this prospectus. Unless the context indicates otherwise, the terms “EXL,” “Company,” “we,” “us,” and “our” refer to ExlService Holdings, Inc., a Delaware corporation, and its consolidated subsidiaries.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. You should not place undue reliance on these statements because they are subject to numerous uncertainties and factors relating to our operations and business environment, all of which are difficult to predict and many of which are beyond our control. These statements often include words such as “may,” “will,” “should,” “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate” or similar expressions. These statements are based on assumptions that we have made in light of our experience in the industry as well as our perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate under the circumstances. As you read and consider this prospectus, you should understand that these statements are not guarantees of performance or results. They involve known and unknown risks, uncertainties and assumptions. Although we believe that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect our actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements. These factors include but are not limited to:

•	our dependence on a limited number of clients in a limited number of industries;

•	worldwide political, economic or business conditions;

•	negative public reaction in the U.S. or elsewhere to offshore outsourcing;

•	fluctuations in our earnings;

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•	our ability to attract and retain clients including in a timely manner;

•	our ability to successfully consummate or integrate strategic acquisitions;

•	restrictions on immigration;

•	our ability to hire and retain enough sufficiently trained employees to support our operations;

•	our ability to grow our business or effectively manage growth and international operations;

•	any changes in the senior management team;

•	increasing competition in our industry;

•	telecommunications or technology disruptions;

•	our ability to withstand the loss of a significant customer;

•	regulatory, legislative and judicial developments, including changes to or the withdrawal of governmental fiscal incentives;

•	changes in tax laws or decisions regarding repatriation of funds held abroad;

•	ability to service debt or obtain additional financing on favorable terms;

•	legal liability arising out of customer contracts;

•	technological innovation;

•	political or economic instability in the geographies in which we operate;

•	cyber security incidents, data breaches, or other unauthorized disclosure of sensitive or confidential client and customer data; and

•	adverse outcome of our disputes with the Indian tax authorities.

These and other factors are more fully discussed in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018 (the “2018 Form 10-K”). These and other risks could cause actual results to differ materially from those implied by forward-looking statements in this prospectus.

The forward-looking statements made by us in this prospectus, or elsewhere, speak only as of the date on which they were made. New risks and uncertainties come up from time to time, and it is impossible for us to predict those events or how they may affect us. We have no obligation to update any forward-looking statements in this prospectus after the date of this prospectus, except as required by federal securities laws.

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PROSPECTUS SUMMARY

This summary highlights information contained elsewhere, or incorporated by reference, in this prospectus. As a result, it does not contain all the information that may be important to you. You should read this entire prospectus carefully, including the risk factors beginning on page 4 and the documents incorporated by reference into this prospectus.

The Company

We are an operations management and analytics company that helps businesses enhance revenue growth and improve profitability. Using proprietary platforms, methodologies, and our full range of digital capabilities, we look deeper to help companies transform their businesses, functions and operations, to help them deliver better customer experience and business outcomes, while managing risk and compliance. We serve our customers in the insurance, healthcare, travel, transportation and logistics, banking and financial services and utilities industries, among others. Headquartered in New York, we have approximately 29,000 professionals in locations throughout the United States, Europe, Asia (primarily India and the Philippines), Latin America, Australia and South Africa.

We operate in the business process management (“BPM”) industry and we provide operations management and analytics services. Our eight operating segments are strategic business units that align our products and services with how we manage our business, approach our key markets and interact with our clients. Six of those operating segments provide BPM or “operations management” services, five of which are industry focused operating segments (Insurance, Healthcare, Travel, Transportation and Logistics, Banking and Financial Services, and Utilities) and one of which is a “capability” operating segment (Finance and Accounting) that provides services to clients in our industry-focused segments as well as clients across other industries. In each of these six operating segments we provide operations management services, which typically involve transfer to the Company of the business operations of a client, after which we administer and manage those operations for our client on an ongoing basis. Our remaining two operating segments are Consulting, which provides industry-specific digital transformational services related to operations management services, and Analytics, which provides services that focus on driving improved business outcomes for clients by generating data-driven insights across all parts of their business.

Our principal executive offices are located at 280 Park Avenue, 38th Floor, New York, New York 10017. Our telephone number is (212) 277-7100. Our website address is www.exlservice.com. Information on our website does not constitute a part of, nor is it incorporated in any way, into this prospectus or any other report we file with or furnish to the SEC.

Orogen Transaction

We entered into an investment agreement, dated October 1, 2018, with Orogen Echo LLC (“Orogen”), as amended (the “Investment Agreement”), pursuant to which we agreed, among other things, to issue and sell the notes to Orogen (the “Orogen Transaction”). In connection with the closing of the Orogen Transaction, we entered into an indenture, dated October 4, 2018, with Citibank, N.A., acting as trustee, pursuant to which the notes were issued.

Pursuant to the terms of the Investment Agreement, the Company’s board of directors (the “board”) elected Vikram S. Pandit, a nominee designated by Orogen, to the board. Orogen’s right to nominate a director will terminate if Orogen and its affiliates beneficially own less than 50% of the number of shares of common stock deemed beneficially owned by Orogen immediately following the closing of the transactions contemplated by the Investment Agreement (which beneficial ownership, for purposes of the Investment Agreement, includes shares of common stock issuable upon conversion of the notes directly or indirectly held by Orogen).

Below is a summary of the principal terms of the notes. See “Description of Notes” for a more detailed summary of the terms of the notes.

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The Notes

Issuer	ExlService Holdings, Inc.
The Notes	$150,000,000 principal amount of our 3.50% Convertible Senior Notes due 2024.
Maturity Date	October 1, 2024.
Interest and Interest Payment Dates	3.50% per annum, payable semi-annually in arrears on each of October 1 and April 1 of each year (beginning on April 1, 2019).
Regular Record Dates	March 15 and September 15 of each year (whether or not a business day), preceding the applicable interest payment date.
Conversion Rights

Holders may convert all or a portion of their notes at their option at any time until the close of business on the second scheduled trading day immediately preceding the maturity date based on the applicable conversion rate. The initial conversion rate for the notes is 13.3333 shares of common stock (which represents an initial conversion price of approximately $75.00 per share of common stock), subject to adjustment under certain conditions, per $1,000 principal amount of notes.

Upon conversion of any note, we will pay or deliver, as the case may be, to the converting holder, in respect of each $1,000 principal amount of notes being converted, (i) cash, (ii) shares of common stock, together with cash, if applicable, in lieu of delivering any fractional share of common stock or (iii) a combination of cash and shares of common stock, together with cash, if applicable, in lieu of delivering any fractional share of common stock, at our election. See “Description of Notes—Conversion Rights.” Holders who convert their notes in connection with a make-whole fundamental change, as defined herein, may be entitled to a make-whole premium in the form of an increase in the conversion rate. See “Description of Notes—Conversion Rights—Increase in the Conversion Rate Upon the Occurrence of a Make-whole Fundamental Change.”

Fundamental Change

If we undergo a fundamental change, as defined herein, subject to certain conditions, a holder will have the right, at its option, to require us to repurchase for cash any or all of its notes. The fundamental change repurchase price will equal 100% of the principal amount of the notes to be repurchased, plus accrued and unpaid interest, if any, to, but excluding, the fundamental change repurchase date, as defined herein. See “Description of Notes—Holders May Require Us to Repurchase Their Notes Upon a Fundamental Change.”

Optional Redemption

On or after October 1, 2021, we may, at our option, redeem the notes for cash, in whole but not in part, at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest, if any, to, the redemption date (unless the redemption date falls after a record date but on or prior to the immediately succeeding interest payment date, in which case interest accrued to the interest payment date will be paid to holders of record of such notes on such record date, and the redemption price will be equal to 100% of the principal amount of such notes), provided that the closing sale price of the common stock for 20 or more trading days (whether or not consecutive and including the trading day immediately prior to the date the redemption notice is delivered to holders) during the period of 30 consecutive trading days ending on, and including, the trading day immediately prior to the date the redemption notice is delivered to holders is equal to or exceeds 150% of the applicable conversion price on each applicable trading day. See “Description of Notes—Optional Redemption.”

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Ranking

The notes are our senior unsecured obligations and rank:

•     senior in right of payment to any of our existing and future indebtedness or other obligations that are expressly subordinated in right of payment to the notes;

•     equal in right of payment to any of our existing and future unsecured indebtedness or other obligations that are not so subordinated;

•     effectively junior in right of payment to any of our secured indebtedness to the extent of the value of the assets securing such indebtedness; and

•     structurally junior to all existing and future indebtedness and other liabilities (including trade payables) of our subsidiaries.

Use of Proceeds

The selling securityholder will receive all of the proceeds from its sale from time to time under this prospectus and any accompanying prospectus supplement of the notes and the shares of common stock issuable upon conversion of the notes, if any. We will not receive any proceeds from these sales.

Registration Rights

We prepared this prospectus in connection with our obligations under the Investment Agreement, which provides the selling securityholder with certain registration rights with respect to the resale of the notes and the shares of common stock issuable upon conversion of the notes, if any. Pursuant to the Investment Agreement, we have agreed to use our reasonable efforts to keep the shelf registration statement of which this prospectus is a part effective until the earlier of such time as all registrable securities (a) have been sold in accordance with the plan of distribution disclosed in this prospectus or (b) otherwise cease to be deemed “registrable securities” (as defined in the Investment Agreement).

Transfer Restrictions

The notes remain subject to transfer restrictions which, subject to certain exceptions, contractually prohibit Orogen from transferring the economic consequences of ownership of the notes or any shares of our common stock until the earliest of (i) October 4, 2020, (ii) a change of control of the Company or entry into a definitive agreement for a transaction that, if consummated, would result in a change of control of the Company and (iii) the later of October 4, 2019 and the first date on which there is no Orogen-affiliated director serving on EXL’s board of directors.

Listing	The notes are not listed on any securities exchange. Our common stock is listed on the NASDAQ Global Select Market under the symbol “EXLS.”
Risk Factors

See the risk factors beginning on page 4 and other information included or incorporated by reference in this prospectus for a discussion of the factors you should carefully consider before deciding to invest in the notes or the common stock.

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RISK FACTORS

Investing in our securities involves risks. You should carefully consider the risk factors described below, as well as the risk factors in the 2018 Form 10-K, which is incorporated by reference into this prospectus, as the same may be amended, supplemented or superseded from time to time by our filings under the Exchange Act, as well as any applicable prospectus supplement. Before making any investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus or in any applicable prospectus supplement. For more information, see the section entitled “Where You Can Find More Information” on page 55 of this prospectus. These risks could materially affect our business, results of operations or financial condition and affect the value of our securities. You could lose all or part of your investment. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business, results of operations or financial condition.

Risks Related to the Notes and Our Common Stock

We may issue additional shares of common stock (including upon conversion of the notes) or instruments convertible into shares of common stock, which may materially and adversely affect the market price of our shares of common stock and the trading price of the notes.

We may conduct future offerings of our shares of common stock, preferred stock or other securities convertible into our shares of common stock to fund acquisitions, finance operations or for other purposes. In addition, we may also issue shares of our common stock under our equity award plans. The notes do not contain restrictive covenants that would prevent us from offering our shares of common stock or other securities convertible into our shares of common stock in the future. The market price of our shares of common stock or the trading price of the notes could decrease significantly if we conduct such future offerings, if any of our existing stockholders sell a substantial amount of our shares of common stock or if the market perceives that such offerings or sales may occur. Moreover, any additional issuance of our shares of common stock will dilute the ownership interest of our existing stockholders, and may adversely affect the ability of holders of the notes to participate in any appreciation of our shares of common stock.

The notes are effectively subordinated to any secured indebtedness we may incur and are structurally subordinated to all of the obligations of our subsidiaries, including trade payables, which may limit our ability to satisfy our obligations under the notes.

The notes are our senior unsecured obligations and rank:

•	senior in right of payment to any of our existing and future indebtedness or other obligations that are expressly subordinated in right of payment to the notes;

•	equal in right of payment to any of our existing and future unsecured indebtedness or other obligations that are not so subordinated;

•	effectively junior in right of payment to any of our secured indebtedness to the extent of the value of the assets securing such indebtedness; and

•	structurally junior to all existing and future indebtedness and other liabilities (including trade payables) of our subsidiaries.

Our subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay any amounts due on the notes or to make any funds available for payment on the notes, whether by dividends, loans or other payments. In addition, the payment of dividends and the making of loans and advances to us by our subsidiaries may be subject to statutory, contractual or other restrictions, may depend on their earnings or financial condition and are subject to various business considerations. As a result, we may be unable to gain access to the cash flow or assets of our subsidiaries.

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Regulatory actions and other events may adversely affect the trading price and liquidity of the notes.

We expect that many investors in, and potential purchasers of, the notes will employ, or seek to employ, a convertible arbitrage strategy with respect to the notes. Investors would typically implement such a strategy by selling short the common stock underlying the notes and dynamically adjusting their short position while continuing to hold the notes. Investors may also implement this type of strategy by entering into swaps on our common stock in lieu of or in addition to short selling the common stock.

The SEC and other regulatory and self-regulatory authorities have implemented various rules and taken certain actions, and may in the future adopt additional rules and take other actions, that may impact those engaging in short selling activity involving equity securities (including our common stock). Such rules and actions include Rule 201 of SEC Regulation SHO, the adoption by the Financial Industry Regulatory Authority, Inc. and the national securities exchanges of a “Limit Up-Limit Down” program, the imposition of market-wide circuit breakers that halt trading of securities for certain periods following specific market declines and the implementation of certain regulatory reforms required by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010. Any governmental or regulatory action that restricts the ability of investors in, or potential purchasers of, the notes to effect short sales of our common stock, borrow our common stock or enter into swaps on our common stock could adversely affect the trading price and liquidity of the notes.

Volatility in the market price and trading volume of our common stock could adversely impact the trading price of the notes.

The stock market in recent years has experienced significant price and volume fluctuations that have often been unrelated to the operating performance of companies. The market price of our common stock could fluctuate significantly for many reasons, including in response to the risks described in this section, elsewhere in this prospectus or the documents incorporated by reference herein or for reasons unrelated to our operations, such as reports by industry analysts, investor perceptions or negative announcements by our customers, competitors or suppliers regarding their own performance, as well as industry conditions and general financial, economic and political instability. A decrease in the market price of our common stock would likely adversely impact the trading price of the notes. The market price of our common stock could also be affected by possible sales of our common stock by investors who view the notes as a more attractive means of equity participation in us and by hedging or arbitrage trading activity that we expect to develop involving our common stock. This trading activity could, in turn, affect the trading prices of the notes.

A holder of notes will not be entitled to any rights with respect to our shares of common stock, but may be subject to any changes made with respect to our shares of common stock.

A holder of notes will generally not be entitled to any rights with respect to our shares of common stock (including, without limitation, voting rights and rights to receive any dividends or other distributions on shares of common stock) prior to the conversion date relating to such notes (if we have elected to settle the relevant conversion by delivering solely shares of our common stock (other than paying cash in lieu of delivering any fractional share)) or the last trading day of the relevant observation period (if we elect to pay and deliver, as the case may be, a combination of cash and shares of our common stock in respect of the relevant conversion), but holders of notes will be subject to all changes affecting our common stock. For example, if an amendment is proposed to our certificate of incorporation that requires stockholder approval and the record date for determining the stockholders of record entitled to vote on the amendment occurs prior to the conversion date related to a holder’s conversion of its notes (if we have elected to settle the relevant conversion by delivering solely shares of our common stock (other than paying cash in lieu of delivering any fractional share)) or the last trading day of the relevant observation period (if we elect to pay and deliver, as the case may be, a combination of cash and shares of our common stock in respect of the relevant conversion), such holder of notes will not be entitled to vote on the amendment, although such holder will nevertheless be subject to any changes in the powers, preferences or special rights of the common stock implemented by that amendment.

Such changes made with respect to our shares of common stock may impact a holder of notes to the extent (i) the trading price of the notes depends on the market price of our shares of common stock, (ii) such holder receives shares of common stock upon a conversion of notes, (iii) such changes occur during an observation period for determining the amount of consideration due in respect of converted notes (if we do not elect to settle the relevant conversion by delivering solely shares of our common stock (other than paying cash in lieu of any fractional share)) and/or (iv) such changes result in an adjustment to the then-applicable conversion rate.

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Upon conversion of the notes, you may receive less valuable consideration than expected because the value of our shares of common stock may decline after you exercise your conversion right but before we settle our conversion obligation.

Under the notes, a converting holder will be exposed to fluctuations in the value of our shares of common stock during the period from the date such holder surrenders notes for conversion until the date we settle our conversion obligation. We may settle conversions of the notes in cash, shares of common stock (and cash in lieu of any fractional shares) or any combination thereof, at our election. If we elect to settle conversions of notes through payment or delivery, as the case may be, of cash or a combination of cash and shares of common stock, the amount of consideration that you will receive upon conversion of your notes will be determined by reference to the volume weighted average prices (“VWAP”) of our shares of common stock for each trading day in a 60-VWAP trading day observation period. As described under “Description of Notes—Conversion Rights—Settlement Upon Conversion,” the observation period with respect to any note surrendered for conversion, means: (i) subject to clause (ii), if the relevant conversion date occurs prior to the 61st scheduled trading day immediately preceding the maturity date, the 60 consecutive trading day period beginning on, and including, the second trading day immediately succeeding such conversion date; (ii) if the relevant conversion date occurs on or after the date of our issuance of a notice of redemption of the notes prior to the relevant redemption date, the 60 consecutive trading days beginning on, and including, the 61st scheduled trading day immediately preceding such redemption date; and (iii) subject to clause (ii), if the relevant conversion date occurs on or after the 61st scheduled trading day immediately preceding the maturity date, the 60 consecutive trading days beginning on, and including, the 61st scheduled trading day immediately preceding the maturity date.

If the price of our shares of common stock decreases during the period from the date you surrender notes for conversion until the date we settle our conversion obligation, the amount and/or value of consideration you receive will be adversely affected. In addition, if we elect to settle a part of our conversion obligation in cash and the market price of our shares of common stock at the end of such period is below the average of the volume-weighted average prices of our shares of common stock during the relevant observation period, the value of any shares of common stock that you may receive in satisfaction of our conversion obligation will generally be less than the value used to determine the amount of consideration that you will receive upon conversion.

The notes and the indenture that governs the notes contain limited protections against certain types of important corporate events and may not protect your investment upon the occurrence of such corporate events.

The indenture for the notes does not:

•	require us to maintain any financial ratios or specific levels of net worth, revenues, income, cash flows or liquidity;

•	protect holders of the notes in the event that we experience significant adverse changes in our financial condition or results of operations;

•	limit the amount of additional indebtedness that we can create, incur, assume or guarantee, nor does the indenture limit the amount of indebtedness or other liabilities that our subsidiaries can create, incur, assume or guarantee;

•	limit our ability to incur indebtedness with a maturity date earlier than the maturity date of the notes;

•	restrict our subsidiaries’ ability to issue equity securities to third parties that would rank senior to the equity securities of our subsidiaries held by us, which would entitle those third parties to receive any assets of those subsidiaries prior to any distribution to us in the event of a liquidation or dissolution of those subsidiaries;

•	restrict our ability to repurchase or prepay our securities other than the notes; or

•	restrict our ability to make investments or to purchase or pay dividends or make other payments in respect of our shares of common stock or other securities ranking junior to the notes.

Furthermore, the indenture for the notes does not provide any protection to holders of notes in the event of a highly leveraged transaction or a change in control, except as, and only to the limited extent, described under “Description of Notes—Conversion Rights—Increase in the Conversion Rate Upon the Occurrence of a Make-whole Fundamental Change,” “—Holders May Require Us to Repurchase Their Notes Upon a Fundamental Change” and “—Consolidation, Merger and Sale of Assets.”

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We will not be obligated to repurchase the notes upon the occurrence of all significant transactions that could affect the market price of our shares of common stock and/or the trading price of the notes.

Upon the occurrence of a fundamental change, holders of the notes will have the right to require us to repurchase their notes. However, the fundamental change provisions do not afford protection to holders of notes in the event of all of the types of transactions that could adversely affect the notes. For example, transactions such as leveraged recapitalizations, refinancings, restructurings or acquisitions initiated by us could substantially affect our capital structure and the value of the notes and our shares of common stock, but may not constitute a fundamental change requiring us to repurchase the notes. In the event of any such transaction, holders of the notes would not have the right to require us to repurchase their notes, even though each of these transactions could increase the amount of our indebtedness, or otherwise adversely affect our capital structure, the value of the notes and our shares of common stock or any credit ratings, thereby adversely affecting holders of the notes.

The conversion rate of the notes may not be adjusted for all dilutive events.

The conversion rate of the notes is subject to adjustment upon the occurrence of specified events, including, but not limited to, the issuance of stock dividends on our shares of common stock, the issuance of certain rights or warrants to holders of our shares of common stock, subdivisions or combinations of our shares of common stock, distributions of capital stock, indebtedness or assets to holders of our common stock, certain cash dividends and certain issuer tender or exchange offers, as described under “Description of Notes—Conversion Rights—Adjustments to the Conversion Rate.” However, the conversion rate will not be adjusted for other events, such as third party tender offers or exchange offers or the issuance of shares of common stock, or securities convertible into shares of common stock, in underwritten or private offerings, that may adversely affect the market price of our shares of common stock and the trading price of the notes. An event that adversely affects the trading price of the notes may occur, and that event may not result in an adjustment to such conversion rate.

The trading price of the notes may be adversely affected if there is no active trading market for the notes.

There is currently no active trading market for the notes. We do not intend to apply for listing of the notes on any securities exchange or for inclusion in any automated dealer quotation system. A market may not develop for the notes or, if developed, may not continue. There can be no assurance as to the liquidity of any market that may develop for the notes. If a market develops, the notes could trade at prices that may be lower than the principal amount of the notes. The liquidity of the trading market in the notes, and the market price quoted for the notes, may be adversely affected by changes in the overall market for this type of security, by changes in the market price of our shares of common stock, which may be volatile, and by changes in our financial performance or prospects or in the prospects for companies in our industry generally. If an active, liquid market does not develop for the notes, the trading price and liquidity of the notes may be adversely affected.

We may not have the ability to use cash to settle the principal amount of the notes upon conversion or to repurchase the notes upon a fundamental change.

The notes are convertible any time until the close of business on the second scheduled trading day immediately preceding the maturity date into cash, shares of common stock or a combination of cash and shares of common stock, at our election, at an initial conversion rate of 13.3333 shares of common stock per $1,000 aggregate principal amount of notes. Notes that are converted in connection with a make-whole fundamental change may be entitled to an increase in the conversion rate for such notes. Upon a conversion of notes, if we do not have adequate cash available or cannot obtain additional financing, or our use of cash is restricted by applicable law, regulations or agreements governing our current or future indebtedness, we may not be able to use cash to settle the principal amount of the notes upon conversion. If we settle any portion of the principal amount of the notes upon conversion in stock, it will result in immediate dilution to the ownership interests of existing stockholders and such dilution could be material.

In addition, holders of the notes have the right to require us to repurchase their notes upon the occurrence of a fundamental change at a repurchase price equal to 100% of the principal amount of the notes to be repurchased, plus accrued and unpaid interest, if any. If we do not have adequate cash available or cannot obtain additional financing, or our use of cash is restricted by applicable law, regulations or agreements governing our current or future indebtedness, we may not be able repurchase the notes when required under the indenture, which would constitute an event of default under the indenture. An event of default under the indenture could also lead to a default under other agreements governing our current and future indebtedness, and if the repayment of such other indebtedness were accelerated, we may not have sufficient funds to repay the indebtedness and repurchase the notes or make cash payments upon conversion of the notes.

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The terms of the notes could delay or prevent an attempt to take over our Company.

The terms of the notes require us to repurchase the notes in the event of a fundamental change upon election by the holders thereof. A takeover of our Company would constitute a fundamental change. This could have the effect of delaying, conditioning or preventing a takeover of our Company that may otherwise be beneficial to the Company.

The increase in the conversion rate for notes converted in connection with a make-whole fundamental change may not adequately compensate holders for any lost value of their notes as a result of such make-whole fundamental change.

If a make-whole fundamental change occurs, under certain circumstances, we will increase the conversion rate for the notes by a number of additional shares of common stock for notes converted in connection with such make-whole fundamental change. The increase in the conversion rate will be determined based on the date on which the make-whole fundamental change becomes effective and the applicable price attributable to the event or transaction giving rise to the fundamental change as set forth in a table contained in the indenture as described below under “Description of Notes—Conversion Rights—Increase in the Conversion Rate Upon the Occurrence of a Make-whole Fundamental Change.”

The increase in the conversion rate, if any, for notes converted in connection with a make-whole fundamental change may not adequately compensate a holder for lost value of its notes as a result of such transaction. In addition, if the applicable price in the transaction is greater than $400.00 per share or less than $65.73 per share (in each case, subject to adjustment), no increase will be made to the conversion rate. Moreover, in no event will the conversion rate as a result of such increase exceed 15.2137 shares per $1,000 principal amount of notes, subject to adjustment at the same time and in the same manner as the conversion rate as described under “Description of Notes—Conversion Rights—Adjustments to the Conversion Rate.” The obligation to increase the conversion rate upon the occurrence of a make-whole fundamental change could be considered a penalty, in which case the enforceability thereof would be subject to general principles of reasonableness and equitable remedies.

Conversion of the notes may dilute the ownership interest of existing stockholders, including holders who had previously converted their notes, or may otherwise depress the price of our shares of common stock.

The conversion of some or all of the notes will dilute the ownership interests of existing stockholders to the extent we deliver shares of common stock upon conversion of any of the notes in lieu of settling all or part of our obligations in cash. Any sales in the public market of such shares of common stock issuable upon such conversion could adversely affect prevailing market prices of our shares of common stock. In addition, the existence of the notes may encourage short selling by market participants because the conversion of the notes could be used to satisfy short positions, or anticipated conversion of the notes into shares of common stock could depress the price of our shares of common stock.

We may redeem the notes at our option, which may adversely affect your return.

On or after October 1, 2021, we may, at our option, redeem the notes for cash, in whole but not in part, at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest, if any, to, the redemption date (unless the redemption date falls after a record date but on or prior to the immediately succeeding interest payment date, in which case interest accrued to the interest payment date will be paid to holders of record of such notes on such record date, and the redemption price will be equal to 100% of the principal amount of such notes), provided that the closing sale price of the common stock for 20 or more trading days (whether or not consecutive and including the trading day immediately prior to the date the redemption notice is delivered to holders) during the period of 30 consecutive trading days ending on, and including, the trading day immediately prior to the date the redemption notice is delivered to holders is equal to or exceeds 150% of the applicable conversion price on each applicable trading day. See “Description of Notes—Optional Redemption” for a more detailed description of the conditions under which we may redeem the notes.

The notes may not be rated or may receive a lower rating than anticipated.

We do not intend to seek a rating for the notes and believe it is unlikely that the notes will be rated. However, if one or more rating agencies rates the notes and assigns the notes a rating lower than the rating expected by investors, reduces its rating of the notes or announces its intention to put us on credit watch, the market price of our shares of common stock and the trading price of the notes may decline.

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You may be subject to tax if we make or fail to make certain adjustments to the conversion rate of the notes even though you do not receive a corresponding cash distribution.

The conversion rate of the notes is subject to adjustment in certain circumstances, including the payment of certain cash dividends, as described under “Description of Notes—Conversion Rights—Adjustments to the Conversion Rate.” If the conversion rate is adjusted as a result of a distribution that is taxable to our stockholders, such as certain cash dividends, you may be deemed to have received a dividend subject to U.S. federal income tax without the receipt of any cash. In addition, a failure to adjust (or to adjust adequately) the conversion rate after an event that increases your proportionate interest in us could be treated as a deemed taxable dividend to you. If a make-whole fundamental change occurs prior to maturity, under some circumstances, we will increase the conversion rate for notes converted in connection with the make-whole fundamental change. That increase may also be treated as a distribution subject to U.S. federal income tax as a dividend. See “Certain Material U.S. Federal Income Tax Considerations—Consequences to U.S. Holders—Constructive Distributions.”

If you are a non-U.S. holder (as defined under “Certain Material U.S. Federal Income Tax Considerations”), any deemed dividend would generally be subject to U.S. federal withholding tax at a 30% rate (or such lower rate as may be specified by an applicable income tax treaty). The amount of any such withholding tax may be set off against any subsequent payment or distribution otherwise payable on the notes (or the issuance of shares of common stock upon a conversion of the notes). See “Certain Material U.S. Federal Income Tax Considerations—Consequences to Non-U.S. Holders—Dividends and Constructive Distributions.”

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USE OF PROCEEDS

The selling securityholder will receive all of the proceeds from its sale from time to time under this prospectus and any accompanying prospectus supplement of the notes or the common stock issuable upon conversion of the notes, if any. We will not receive any proceeds from these sales.

SELLING SECURITYHOLDER

On October 1, 2018, we entered into the Investment Agreement with Orogen, pursuant to which we agreed to sell the notes to Orogen. On October 4, 2018, the transactions contemplated by the Investment Agreement were consummated, and we issued the notes to Orogen pursuant to the terms of the Indenture. We have filed with the SEC under the Securities Act the registration statement of which this prospectus forms a part pursuant to the Investment Agreement. The notes were initially convertible into an aggregate of 1,999,995 shares of common stock and were issued in a transaction exempt from the registration requirements of the Securities Act. With certain exceptions, the notes remain subject to transfer restrictions which contractually prohibit Orogen from transferring the economic consequences of ownership of the notes or the shares of common stock issuable upon conversion of the notes until the earliest of (i) October 4, 2020, (ii) a change of control of EXL or (iii) the later of October 4, 2019 and the first date on which there is no Orogen-affiliated director on EXL’s board of directors. The Investment Agreement also provides Orogen with certain registration rights with respect to the resale of the notes and the shares of common stock issuable upon conversion, if any. Pursuant to the Investment Agreement, we have agreed to use our reasonable efforts to keep the shelf registration statement of which this prospectus is a part effective until the earlier of such time as all registrable securities (a) have been sold in accordance with the plan of distribution disclosed in this prospectus and (b) otherwise cease to be deemed “registrable securities” (as defined in the Investment Agreement).

For purposes of this prospectus, “selling securityholder” includes Orogen and its permitted transferees, pledgees, assignees, distributees, donees or successors or others who later hold any of the selling securityholder’s interests. Our registration of the resale of the notes and the shares of common stock issuable upon conversion of the notes does not necessarily mean that the selling securityholder will sell all or any of such notes or common stock. The following table sets forth certain information as of February 25, 2019 concerning the notes and shares of common stock issuable upon conversion of the notes that may be offered from time to time by the selling securityholder with this prospectus. The information in the following table is based on information provided by or on behalf of the selling securityholder. In the table below, the number of shares of common stock that may be offered pursuant to this prospectus is based on the initial conversion rate of 13.3333 shares of common stock per $1,000 aggregate principal amount of notes. Percentage ownership is based on 34,323,339 shares of common stock outstanding as of February 25, 2019, plus securities deemed to be outstanding with respect to individual stockholders pursuant to Rule 13d-3(d)(1) under the Exchange Act. Beneficial ownership includes shares of common stock plus any securities held by the holder exercisable for or convertible into shares of common stock within 60 days after February 25, 2019, in accordance with Rule 13d-3(d)(1) under the Exchange Act. For purposes of determining the number of shares of common stock that the selling securityholder beneficially owns as set forth in this “Selling Securityholder” section, we have assumed the selling securityholder beneficially owns the full number of shares of common stock underlying the notes. The number of shares of common stock issuable upon conversion of the notes is subject to adjustment under certain circumstances described in the Indenture. Accordingly, the number of shares of common stock issuable upon conversion of the notes and the number of shares of common stock beneficially owned and offered by the selling securityholder pursuant to this prospectus may increase or decrease from that set forth in the table below. Information about the selling securityholder may change over time. In particular, the selling securityholder identified below may have sold, transferred or otherwise disposed of all or a portion of its notes since the date on which it provided us with information regarding its notes. Any changed or new information given to us by the selling securityholder will be set forth in supplements to this prospectus or amendments to the registration statement of which this prospectus is a part, if and when necessary.

Except as described above under “Risk Factors,” “Prospectus Summary—Orogen Transaction” or in the footnotes in the beneficial ownership table below, the selling securityholder has not held any position or office, or has otherwise had a material relationship, with us or any of our subsidiaries within the past three years other than as a result of the ownership of our shares or other securities. Unless otherwise indicated below, to our knowledge, all persons named in the table have sole voting and investment power with respect to their shares of common stock, except to the extent authority is shared by their spouses under applicable law.

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Name of Selling Securityholder	Principal Amount of Notes Beneficially Owned and Offered Hereby	Number of Shares of Common Stock Beneficially Owned and Offered Hereby(1)	Percentage of Shares of Common Stock Beneficially Owned and Offered Hereby(2)	Common Stock Owned Upon Completion of this Offering(3)
Orogen Echo LLC(4)	$150,000,000	1,999,995	5.5	—

(1)	Assumes for each $1,000 in principal amount of the notes an initial conversion rate of 13.3333 shares of common stock upon conversion. This initial conversion rate is subject to adjustment, however, as described in this prospectus under “Description of Notes—Conversion Rights—Adjustments to the Conversion Rate” and “Description of Notes—Conversion Rights—Increase in the Conversion Rate Upon the Occurrence of a Make-whole Fundamental Change.” For purposes of determining the number of shares of common stock that the selling securityholder beneficially owns as set forth in this “Selling Securityholder” section, we have assumed the selling securityholder beneficially owns the full number of shares of common stock underlying the notes.
(2)	The percentage reflects 36,323,334 shares of common stock outstanding as of February 25, 2019 after giving effect to the total number of shares of common stock beneficially owned by the selling securityholder listed above. For purposes of determining the number of shares of common stock that the selling securityholder beneficially owns as set forth in this “Selling Securityholder” section, we have assumed the selling securityholder beneficially owns the full number of shares of common stock underlying the notes.
(3)	We do not know when or in what amounts the selling securityholder may offer the securities for sale. The selling securityholder may decide not to sell any or all of the securities offered by this prospectus. Because the selling securityholder may offer all or some of the securities pursuant to this offering, we cannot estimate the number of securities that will be held by the selling securityholder after completion of the offering. However, for purposes of this table, we have assumed that, after completion of the offering, none of the securities covered by this prospectus will be held by the selling securityholder.
(4)	Orogen Echo LLC (“OE”) directly owns the reported securities. Vikram S. Pandit serves on EXL’s board and is the Chairman and Chief Executive Officer of OE. Orogen Holdings LLC and Atairos-Orogen Holdings, LLC are the sole members with joint investment control of The Orogen Group LLC (“Orogen”), which is the sole member of OE. Mr. Pandit has majority voting control of Orogen Holdings LLC. Atairos Group, Inc. (“Atairos”) is the sole voting shareholder of Atairos-Orogen Holdings, LLC. Michael Angelakis is the Chairman and Chief Executive Officer of Atairos and controls a majority of the voting power of Atairos Partners GP, Inc., which is the general partner of Atairos Partners L.P., the sole voting shareholder of Atairos.

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DESCRIPTION OF NOTES

The notes were issued under an indenture (which we refer to as the “indenture”) dated as of October 4, 2018, between us and Citibank, N.A., as trustee (which we refer to as the “trustee”). A copy of the indenture is filed as an exhibit to the Registration Statement of which this prospectus forms a part. The following summary of the terms of the notes and the indenture does not purport to be complete and is subject, and qualified in its entirety by reference, to the detailed provisions of the notes and the indenture. Those documents, and not this description, define a holder’s legal rights as a holder of the notes. The terms of the notes include those expressly set forth in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended (the “TIA”). For purposes of this summary, the terms “EXL,” “we,” “us” and “our” refer only to ExlService Holdings, Inc. and not to any of its subsidiaries, unless we specify otherwise. Unless the context requires otherwise, the term “interest” includes “additional interest,” if any, payable pursuant to the provisions described under “—Events of Default” and “—Additional Interest.”

General

On October 4, 2018, we issued $150 million in aggregate principal amount of our 3.50% convertible senior notes due 2024 (the “notes”) under the indenture. The notes bear interest at a rate of 3.50% per annum, payable semi-annually in arrears on April 1 and October 1 of each year, beginning on April 1, 2019, to holders of record at the close of business on the preceding March 15 and September 15, respectively, immediately preceding the applicable interest payment date, except as described below.

The notes:

•	were issued in minimum denominations of integral multiples of $1,000 principal amount;

•	are our senior unsecured obligations;

•	are convertible at any time prior to the close of business on the second scheduled trading day immediately preceding the maturity date into cash, shares of common stock or a combination of cash and shares of common stock, at an initial conversion rate of 13.3333 shares of common stock per $1,000 principal amount of notes (which represents an initial conversion price of approximately $75.00 per share of common stock);

•	are subject to redemption in cash, at our option, in whole but not in part, on or after October 1, 2021 at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest, if any, to, the redemption date (unless the redemption date falls after a record date but on or prior to the immediately succeeding interest payment date, in which case interest accrued to the interest payment date will be paid to holders of record of such notes on such record date, and the redemption price will be equal to 100% of the principal amount of such notes), provided that the closing sale price of the common stock for 20 or more trading days (whether or not consecutive and including the trading day immediately prior to the date the redemption notice is delivered to holders) during the period of 30 consecutive trading days ending on, and including, the trading day immediately prior to the date the redemption notice is delivered to holders is equal to or exceeds 150% of the applicable conversion price on each applicable trading day;

•	are subject to repurchase by us at the option of the holders upon a fundamental change, as described under “—Holders May Require Us to Repurchase Their Notes Upon a Fundamental Change,” at a repurchase price in cash equal to 100% of the principal amount of the notes to be repurchased, plus accrued and unpaid interest, if any, to, but excluding, the fundamental change repurchase date;

•	bear additional interest under the circumstances described under “—Events of Default” and “—Additional Interest;” and

•	mature on October 1, 2024.

The notes were issued as global securities as described below under “—Form, Denomination and Registration of Notes.” We will make payments in respect of the notes by wire transfer of immediately available funds to The Depository Trust Company (“DTC”), or its nominee, as registered owner of the global securities.

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A holder may convert notes at the office of the conversion agent, present notes for registration of transfer or exchange at the office of the registrar for the notes and present notes for payment at maturity at the office of the paying agent. We have appointed the trustee as the initial conversion agent, registrar and paying agent for the notes. We will not provide a sinking fund for the notes. The indenture does not contain any financial covenants and does not limit our ability to incur additional indebtedness, pay dividends or repurchase our securities. In addition, the indenture does not provide any protection to holders of notes in the event of a highly leveraged transaction or a change in control, except as, and only to the limited extent, described under “—Conversion Rights—Increase in the Conversion Rate Upon the Occurrence of a Make-whole Fundamental Change,” “—Holders May Require Us to Repurchase Their Notes Upon a Fundamental Change” and “—Consolidation, Merger and Sale of Assets.” If any payment date with respect to the notes falls on a day that is not a business day, we will make the payment on the next succeeding business day. The payment made on the next succeeding business day will be treated as though it had been made on the original payment date, and no interest will accrue on the payment for the additional period of time. The term “business day” means, with respect to any note, any day other than a Saturday, a Sunday or a day on which the Federal Reserve Bank of New York is authorized or required by law or executive order to close or be closed. References herein to the “close of business” refer to 5:00 p.m., New York City time, and to the “open of business” refer to 9:00 a.m., New York City time.

Except to the extent the context otherwise requires, we use the term “common stock” in this prospectus to refer to our common stock, par value $0.001 per share. References in this prospectus to a “holder” or “holders” of notes that are held through DTC are references to owners of beneficial interests in such notes, unless the context otherwise requires. However, the registered holder of a note (including DTC or its nominee in the case of notes issued as global securities) will be treated as its owner for all purposes. Only registered holders will have the rights under the indenture.

Additional Notes

Unless holders of 100% in aggregate principal amount of the outstanding notes consent, we may not increase the principal amount of the notes outstanding under the governing indenture by issuing additional notes in the future (except for notes authenticated and delivered upon registration of transfer or exchange or in lieu of other notes in certain limited circumstances).

Ranking

The notes are our senior unsecured obligations and rank:

•	senior in right of payment to any of our existing and future indebtedness or other obligations that are expressly subordinated in right of payment to the notes;

•	equal in right of payment to any of our existing and future unsecured indebtedness or other obligations that are not so subordinated;

•	effectively junior in right of payment to any of our secured indebtedness to the extent of the value of the assets securing such indebtedness; and

•	structurally junior to all existing and future indebtedness and other liabilities (including trade payables) of our subsidiaries.

Our subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay any amounts due on the notes or to make any funds available for payment on the notes, whether by dividends, loans or other payments. In addition, the payment of dividends and the making of loans and advances to us by our subsidiaries may be subject to statutory, contractual or other restrictions, may depend on their earnings or financial condition and are subject to various business considerations. As a result, we may be unable to gain access to the cash flow or assets of our subsidiaries. The indenture does not limit the amount of additional indebtedness that we can create, incur, assume or guarantee, nor does the indenture limit the amount of indebtedness or other liabilities that our subsidiaries can create, incur, assume or guarantee.

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Interest Payments

We will pay interest on the notes at a rate of 3.50% per annum, payable semi-annually in arrears on April 1 and October 1 of each year, beginning on April 1, 2019. Except as described below, we will pay interest that is due on an interest payment date to holders of record at the close of business on the March 15 and September 15 immediately preceding the next applicable interest payment date. Interest will accrue on the notes from, and including, October 4, 2018 or from, and including, the last date in respect of which interest has been paid or provided for, as the case may be, to, but excluding, the next interest payment date or the maturity date, as the case may be. We will pay interest on the notes on the basis of a 360-day year consisting of twelve 30-day months.

If notes are converted after the close of business on a record date but prior to the open of business on the next interest payment date, holders of such notes at the close of business on the record date will, on the corresponding interest payment date, receive the full amount of the interest payable on such notes on that interest payment date notwithstanding the conversion. However, a holder who surrenders a note for conversion after the close of business on a record date but prior to the open of business on the next interest payment date must pay to the conversion agent, upon surrender, an amount equal to the full amount of interest payable on the corresponding interest payment date on the note so converted; provided that no such payment need be made to us:

•	if the note is surrendered for conversion after the close of business on the record date immediately preceding the maturity date;

•	if we have specified a repurchase date following a fundamental change that is after a record date but on or prior to the next interest payment date, and the note is surrendered for conversion after the close of business on such record date and on or prior to the open of business on such interest payment date; or

•	if we have specified a redemption date that is after a record date but on or prior to the business day immediately following the next interest payment date, and the note is surrendered for conversion after the close of business on such record date and on or prior to the open of business on such interest payment date.

For a description of when and to whom we must pay additional interest, if any, see “—Events of Default” and “—Additional Interest.”

Conversion Rights

If the conditions for conversion of the notes described under “—Conversion Rights—Conversion Procedures” are satisfied, holders of notes may, subject to prior repurchase, convert their notes at any time prior to the close of business on the second scheduled trading day immediately preceding the maturity date in integral multiples of $1,000 principal amount at the then-applicable conversion rate. The conversion rate is initially 13.3333 shares of common stock per $1,000 principal amount of notes (which represents an initial conversion price of approximately $75.00 per share of common stock). The conversion rate, and thus the conversion price, will be subject to adjustment as described below. Except as described below, we will not make any payment or other adjustment on conversion with respect to any accrued interest on the notes, and we will not adjust the conversion rate to account for accrued and unpaid interest. Instead, accrued interest will be deemed to be paid by the consideration received by the holder upon conversion. As a result, accrued interest will be deemed to be paid in full rather than cancelled, extinguished or forfeited. Upon a conversion of notes into a combination of cash and common stock, accrued and unpaid interest will be deemed to be paid first out of the cash paid upon such conversion.

We will not issue a fractional share of common stock upon conversion of a note. Instead, we will pay cash in lieu of fractional shares based on the daily VWAP (as defined below) on the relevant conversion date (in the case of physical settlement (as defined below)) or based on the daily VWAP on the last trading day of the relevant observation period (as defined below) (in the case of combination settlement). In certain circumstances, a holder must, upon conversion, pay interest if the conversion occurs after the close of business on a record date and prior to the open of business on the next interest payment date. See “—Interest Payments” above. A note for which a holder has delivered a fundamental change repurchase notice, as described below, requiring us to repurchase the note, may be surrendered for conversion only if the holder withdraws such repurchase notice in accordance with the indenture, unless we default in the payment of the fundamental change repurchase price.

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“Closing sale price” on any date means the per share price of our common stock on such date, which shall be (i) determined on the basis of the closing sale price per share (or if no closing sale price per share is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in the composite transactions for the relevant stock exchange; or (ii) if the common stock is not listed on a U.S. national or regional securities exchange on the relevant date, the last quoted bid price for the common stock on the relevant date, as reported by OTC Markets Group, Inc. or a similar organization; provided, however, that in the absence of any such report or quotation, the closing sale price shall be the price determined by a nationally recognized independent investment banking firm retained by us for such purpose as most accurately reflecting the per share price that a fully informed buyer, acting on his own accord, would pay to a fully informed seller, acting on his own accord in an arm’s-length transaction, for one share of common stock. The closing sale price will be determined without reference to after-hours or extended market trading.

“Relevant stock exchange” means The NASDAQ Global Select Market or, if the common stock (or any other security for which the closing sale price must be determined) is not then listed on The NASDAQ Global Select Market, the principal other U.S. national or regional securities exchange or market on which the common stock (or such other security) is then listed.

“Trading day” means a day on which (i) trading in the common stock (or any other security for which a closing sale price must be determined) generally occurs on the relevant stock exchange or, if the common stock (or such other security) is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the common stock (or such other security) is then traded and (ii) a closing sale price for the common stock (or such other security) is available on such securities exchange or market; provided that if the common stock (or such other security) is not so listed or traded, “trading day” means a business day; and provided further that, for purposes of determining amounts due upon conversion only, “trading day” means a day on which (i) there is no market disruption event, (ii) trading in the common stock generally occurs on the relevant stock exchange or, if the common stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the common stock is then traded, and (iii) a closing sale price for the common stock is available on such securities exchange or market; provided that if the common stock (or other security for which a closing sale price must be determined) is not so listed or traded, “trading day” means a business day.

“Market disruption event” means, with respect to common stock or any other security, (i) a failure by the relevant stock exchange to open for trading during its regular trading session or (ii) the occurrence or existence for more than a one-half hour period in the aggregate on any “scheduled trading day” (as defined below) for common stock or such other security of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant stock exchange or otherwise) of the common stock or such other security or in any options contracts or futures contracts relating to the common stock or such other security, and such suspension or limitation occurs or exists at any time before 1:00 p.m., New York City time, on such day.

“Scheduled trading day” means a day that is scheduled to be a trading day on the relevant stock exchange. If the common stock is not listed on any U.S. national or regional securities exchange, “scheduled trading day” means a business day.

Conversion Procedures

To convert its note, a holder of a physical note must:

•	complete and manually sign the required conversion notice, with appropriate notarization or signature guarantee, and deliver the completed conversion notice to the conversion agent;

•	surrender the note to the conversion agent;

•	if required, furnish appropriate endorsements and transfer documents;

•	if required, pay all transfer or similar taxes; and

•	if required, pay funds equal to interest payable on the next interest payment date.

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If a holder holds a beneficial interest in a global security, to convert such note, the holder must comply with the last two requirements listed above and comply with DTC’s procedures for converting a beneficial interest in a global security. The date a holder complies with the applicable requirements is the “conversion date” under the indenture.

If a holder converts its notes, we will pay any documentary, stamp or similar issue or transfer tax or duty due on the issue, if any, of common stock upon conversion, unless such tax is due because the holder requests the shares of common stock to be issued in a name other than the holder’s name, in which case the holder must pay the tax.

Settlement Upon Conversion

Upon conversion, we will pay or deliver, as the case may be, cash (“cash settlement”), common stock together with cash in lieu of fractional shares (“physical settlement”) or a combination thereof (“combination settlement”), at our election. We refer to each of these settlement methods as a “settlement method.”

All conversions for which the relevant conversion date occurs on or after the 61st scheduled trading day immediately preceding the maturity date, and all conversions for which the relevant conversion date occurs after our issuance of a notice of redemption with respect to the notes and prior to the related redemption date, will be settled using the same settlement method. Except for any conversions described in the preceding sentence, we will use the same settlement method for all conversions occurring on the same conversion date, but we will not have any obligation to use the same settlement method with respect to conversions that occur on different conversion dates. That is, we may choose on one conversion date to settle conversions entirely in cash, and choose for the notes converted on another conversion date to settle conversions by paying cash in respect of the principal portion of the converted notes and delivering common stock, or a combination of cash and common stock, in respect of the remainder, if any, of our conversion obligation in excess of the aggregate principal portion of the notes being converted. If we elect to deliver a settlement notice of the relevant settlement method in respect of any conversion date (or for all conversions in any period), we will deliver such settlement notice to converting holders (with a copy to the trustee and conversion agent) no later than the close of business on the trading day immediately following the relevant conversion date to which such settlement notice applies (or, in the case of any conversions occurring after the date of issuance of a notice of redemption and prior to the related redemption date, in such notice of redemption or on or after the 61st scheduled trading day immediately preceding the maturity date, no later than the 61st scheduled trading day immediately preceding the maturity date). Such settlement notice will specify the relevant settlement method and in the case of an election of combination settlement, the relevant settlement notice will indicate the specified dollar amount (as defined below) per $1,000 principal amount of notes. If we deliver a settlement notice electing combination settlement in respect of our conversion obligation but do not indicate a specified dollar amount per $1,000 principal amount of notes in such settlement notice, the specified dollar amount per $1,000 principal amount of notes shall be deemed to be $1,000. If we do not elect a settlement method prior to the deadline set above, we will no longer have the right to elect cash settlement or physical settlement and we will be deemed to have elected combination settlement in respect of our conversion obligation, and the specified dollar amount per $1,000 principal amount of notes will be equal to $1,000.

The settlement amount shall be computed as follows:

•	if we elect to satisfy our conversion obligation in respect of such conversion by physical settlement, we will deliver to the converting holder in respect of each $1,000 principal amount of notes being converted a number of shares of common stock equal to the conversion rate in effect on the conversion date (provided that we will deliver cash in lieu of any fractional shares);

•	if we elect to satisfy our conversion obligation in respect of such conversion by cash settlement, we will pay to the converting holder in respect of each $1,000 principal amount of notes being converted cash in an amount equal to the sum of the daily conversion values (as defined below) for each trading day during the related observation period; and

•	if we elect (or are deemed to have elected) to satisfy our conversion obligation in respect of such conversion by combination settlement, we will pay or deliver, as the case may be, in respect of each $1,000 principal amount of notes being converted, a settlement amount equal to the sum of the daily settlement amounts (as defined below) for each trading day during the related observation period.

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The “daily settlement amount,” for each trading day during the observation period, will consist of:

•	cash in an amount equal to the lesser of (i) the daily measurement value (as defined below) and (ii) the daily conversion value (as defined below) on such trading day; and

•	if the daily conversion value on such trading day exceeds the daily measurement value, a number of shares of common stock equal to (i) the difference between the daily conversion value and the daily measurement value, divided by (ii) the daily VWAP for such trading day.

The “daily measurement value” means the specified dollar amount (if any), divided by 60.

The “daily conversion value” means, for each trading day during the observation period, 1/60th of the product of (1) the conversion rate on such trading day and (2) the daily VWAP for such trading day.

The “daily VWAP” means, for each trading day during the relevant observation period, the per share volume-weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg page “EXLS <EQUITY> AQR” (or its equivalent successor if such page is not available) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such trading day (or if such volume-weighted average price is unavailable, the market value of one share of common stock on such trading day determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained for this purpose by us). The “daily VWAP” shall be determined without regard to after-hours trading or any other trading outside of the regular trading session trading hours.

The “observation period” with respect to any note surrendered for conversion, means: (i) subject to clause (ii), if the relevant conversion date occurs prior to the 61st scheduled trading day immediately preceding the maturity date, the 60 consecutive trading-day period beginning on, and including, the second trading day immediately succeeding such conversion date; (ii) if the relevant conversion date occurs on or after the date of our issuance of a notice of redemption of the notes prior to the relevant redemption date, the 60 consecutive trading days beginning on, and including, the 61st scheduled trading day immediately preceding such redemption date; and (iii) subject to clause (ii), if the relevant conversion date occurs on or after the 61st scheduled trading day immediately preceding the maturity date, the 60 consecutive trading days beginning on, and including, the 61st scheduled trading day immediately preceding the maturity date.

The “specified dollar amount” means the maximum cash amount per $1,000 principal amount of notes to be received upon conversion as specified in the settlement notice (or deemed specified) related to any converted notes (or portion thereof).

In the case of any conversion of notes, we will pay or deliver, as the case may be, the consideration due in respect of the conversion obligation on the later of (i) the second business day immediately following the relevant conversion date (in the case of physical settlement) and (ii) the second business day immediately following the last trading day of the relevant observation period (in the case of combination settlement or cash settlement).

Each conversion will be deemed to have been effected as to any notes surrendered for conversion at the close of business on the applicable conversion date; provided, however, that the person in whose name any shares of common stock shall be issuable upon such conversion shall become the holder of record of such shares as of the close of business on such conversion date (in the case of physical settlement) or the last trading day of the relevant observation period (in the case of combination settlement). Prior to such time, a holder receiving common stock upon conversion shall not be entitled to any rights relating to such common stock, including, among other things, the right to vote and receive dividends and notices of shareholder meetings.

Adjustments to the Conversion Rate

The conversion rate is subject to adjustment from time to time, without duplication, upon the occurrence of any of the following events, except that we will not make any adjustments to the conversion rate if we make provision for each holder to participate in a transaction (other than for (x) share splits or share combinations or (y) tender offers or exchange offers), at the same time and upon the same terms as holders of our common stock participate in such transaction, without conversion, as if such holder held a number of shares of common stock equal to the conversion rate in effect on the ex date (as defined below) or effective date (as defined below), as applicable, of the transaction (without giving effect to any adjustment pursuant to this section on account of such transaction), multiplied by the principal amount (expressed in thousands) of notes held by such holder:

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•	If we pay or make a dividend or other distribution on our common stock consisting exclusively of our common stock, the conversion rate will be increased based on the following formula:

CR’ = CR0 ×	OS’ OS0

where,

CR0	=	the conversion rate in effect immediately prior to the open of business on the ex date of such dividend or distribution;
CR’	=	the conversion rate in effect immediately after the open of business on the ex date for such dividend or distribution;
OS0	=	the number of shares of common stock outstanding immediately prior to the open of business on the ex date for such dividend or distribution; and
OS’	=	the number of shares of common stock outstanding immediately after giving effect to such dividend or distribution.

Any adjustment made under this first bullet shall become effective immediately after the open of business on the ex date for such dividend or distribution. If any dividend or distribution of the type described in this first bullet is declared but not so paid or made, then the conversion rate shall be immediately readjusted, effective as of the date our board of directors or any committee thereof authorized to act for it (which we refer to in this “Description of Notes,” collectively, as our “board of directors”) determines not to pay such dividend or distribution, to the conversion rate that would then be in effect if such dividend or distribution had not been declared.

•	If we effect a share split or share combination of our common stock, the conversion rate will be adjusted based on the following formula:

CR’ = CR0 ×	OS’ OS0

where,

CR0	=	the conversion rate in effect immediately prior to the open of business on the effective date of such share split or share combination;
CR’	=	the conversion rate in effect immediately after the open of business on the effective date of such share split or share combination;
OS0	=	the number of shares of common stock outstanding immediately prior to the open of business on the effective date of such share split or share combination; and
OS’	=	the number of shares of common stock outstanding immediately after giving effect to such share split or share combination.

Any adjustment made under this second bullet shall become effective immediately after the open of business on the effective date for such share split or share combination.

•	If we distribute to all or substantially all holders of our common stock any rights, options or warrants entitling them, for a period expiring not more than 45 days immediately following the date of such distribution, to purchase or subscribe for our common stock at a price per share less than the average of the closing sale prices of our common stock over the 10 consecutive trading day period ending on the trading day immediately preceding the date of announcement for such distribution, the conversion rate will be increased based on the following formula:

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CR’ = CR0 ×	OS0 + X OS0 + Y

where,

CR0	=	the conversion rate in effect immediately prior to the open of business on the ex date for such distribution;
CR’	=	the conversion rate in effect immediately after the open of business on such ex date;
OS0	=	the number of shares of common stock outstanding immediately prior to the open of business on such ex date;
X	=	the total number of shares of common stock issuable pursuant to such rights, options or warrants; and
Y	=

the number of shares of common stock equal to the aggregate price payable to exercise such rights, options or warrants, divided by the average of the closing sale prices of our common stock over the 10 consecutive trading day period ending on the trading day immediately preceding the date of announcement for such distribution.

Any increase made under this third bullet will be made successively whenever any such rights, options or warrants are distributed and will become effective immediately after the open of business on the ex date for such distribution. To the extent that common stock is not delivered after expiration of such rights, options or warrants, the conversion rate shall be readjusted, effective as of the date of such expiration, to the conversion rate that would then be in effect had the increase with respect to the distribution of such rights, options or warrants been made on the basis of delivery of only the number of shares of common stock actually delivered. If such rights, options or warrants are not so distributed, the conversion rate shall be decreased, effective as of the date our board of directors determines not to make such distribution, to the conversion rate that would then be in effect if such ex date for such distribution had not occurred. In determining whether any rights, options or warrants entitle the holders to subscribe for or purchase shares of common stock at less than such average of the closing sale prices for the 10 consecutive trading day period ending on the trading day immediately preceding the date of announcement for such distribution, and in determining the aggregate offering price of such common stock, there shall be taken into account any consideration received by us for such rights, options or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by our board of directors.

Except in the case of a readjustment of the conversion rate pursuant to the immediately preceding paragraph, the conversion rate shall not be decreased pursuant to this third bullet.

•	If we distribute shares of our capital stock, evidences of our indebtedness or other assets, securities or property of ours or rights, options or warrants to acquire our capital stock or other securities, to all or substantially all holders of our shares of common stock, but excluding:

(i)	dividends or distributions as to which an adjustment was effected pursuant to the first, second or third bullets above;

(ii)	dividends or distributions paid exclusively in cash as to which an adjustment was effected pursuant to the fifth bullet below;

(iii)	distributions of reference property in a transaction described in the section “—Change in the Conversion Right Upon Certain Reclassifications, Business Combinations and Asset Sales” below;

(iv)	rights issued pursuant to a rights plan of the Company (i.e., a poison pill), except to the extent provided by the indenture; and

(v)	spin-offs to which the provisions set forth in the latter portion of this bullet shall apply

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(any of such shares of capital stock, indebtedness or other assets, securities or property or rights, options or warrants to acquire its capital stock or other securities, the “distributed property”), then, in each such case, the conversion rate will be increased based on the following formula:

CR’ = CR0 ×	SP0 SP0 - FMV

where,

CR0	=	the conversion rate in effect immediately prior to the open of business on the ex date for such distribution;
CR’	=	the conversion rate in effect immediately after the open of business on the ex date for such distribution;
SP0	=	the average of the closing sale prices of our common stock over the 10 consecutive trading day period ending on the trading day immediately preceding the ex date for such distribution; and
FMV	=

the fair market value (as determined by our board of directors) of the distributed property distributable with respect to each outstanding share of common stock as of the open of business on the ex date for such distribution.

If our board of directors determines “FMV” for purposes of this fourth bullet by reference to the actual or when issued trading market for any securities, it must in doing so consider the prices in such market over the same period used in computing the closing sale prices of the common stock over the 10 consecutive trading day period ending on the trading day immediately preceding the ex date for such distribution. Notwithstanding the foregoing, if “FMV” (as defined above) is equal to or greater than the “SP0” (as defined above), in lieu of the foregoing increase, provision shall be made for each holder of a note to receive, for each $1,000 principal amount of notes it holds, at the same time and upon the same terms as holders of our common stock, the amount and kind of distributed property that such holder would have received if such holder owned a number of shares of common stock equal to the conversion rate in effect on the ex date for such distribution. Any increase made under the portion of this fourth bullet above shall become effective immediately after the open of business on the ex date for such distribution. If such distribution is not so paid or made, the conversion rate shall be decreased, effective as of the date our board of directors determines not to make such distribution, to the conversion rate that would then be in effect if such dividend or distribution had not been declared.

With respect to an adjustment pursuant to this fourth bullet where there has been a payment of a dividend or other distribution on our common stock of capital stock of any class or series, or similar equity interests, of or relating to a subsidiary or other business unit where such capital stock or similar equity interest is listed or quoted (or will be listed or quoted upon consummation of the transaction) on a national securities exchange, which we refer to as a “spin-off,” the conversion rate will be increased based on the following formula:

CR’ = CR0 ×	FMV0 + MP0 MP0

where,

CR0	=	the conversion rate in effect immediately prior to the open of business on the ex date for the spin-off;
CR’	=	the conversion rate in effect immediately after the open of business on the ex date for the spin-off;
FMV0	=

the average of the closing sale prices of the capital stock or similar equity interest distributed to holders of our common stock applicable to one share of our common stock (determined by reference to the definition of “closing sale price” as set forth under “—Conversion Rights” as if references therein to our common stock were to such capital stock or similar equity interest) over the 10 consecutive trading days immediately following, and including, the ex date for the spin-off (the “valuation period”); and.

MP0	=	the average of the closing sale prices of our common stock over the valuation period.

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The increase to the conversion rate under the preceding paragraph shall be determined on the last trading day of the valuation period, but will be given effect immediately after the open of business on the ex date for such spin-off. Notwithstanding the foregoing, (x) in respect of any conversion during the valuation period for which physical settlement is applicable, references in the portion of this fourth bullet related to spin-offs with respect to 10 trading days shall be deemed to be replaced with such lesser number of trading days as have elapsed between the ex date of such spin-off and the conversion date in determining the conversion rate and (y) in respect of any conversion during the valuation period for which cash settlement or combination settlement is applicable, for any trading day that falls within the relevant observation period for such conversion and within the valuation period, references in the portion of this fourth bullet related to spin-offs with respect to 10 trading days shall be deemed to be replaced with such lesser number of trading days as have elapsed between the ex date of such spin-off and such trading day in determining the conversion rate as of such trading day. If the period from and including the ex date for the spin-off to and including the last trading day of the observation period in respect of any conversion of notes is less than 10 trading days, references in the portion of this fourth bullet related to spin-offs with respect to 10 trading days shall be deemed to be replaced, solely in respect of that conversion of notes, with such lesser number of trading days as have elapsed from, and including, the ex date for the spin-off to, and including, the last trading day of the observation period.

•	If any cash dividend or distribution is made to all or substantially all holders of our common stock, the conversion rate will be increased based on the following formula:

CR1 = CR0 ×	SP0 SP0 - C

where,

CR0	=	the conversion rate in effect immediately prior to the open of business on the ex date for such dividend or distribution;
CR1	=	the conversion rate in effect immediately after the open of business on the ex date for such dividend or distribution;
SP0	=

the average of the closing sale prices of our common stock over the 10 consecutive trading day period immediately preceding the ex date for such dividend or distribution (or, if we declare such dividend or distribution less than 11 trading days prior to the ex date for such dividend or distribution the reference to 10 consecutive trading days shall be replaced with a smaller number of consecutive trading days that shall have occurred after, and not including, such declaration date and prior to, but not including, the ex date for such dividend or distribution); and

C	=	the amount in cash per share of common stock we distribute to holders of our common stock.

Any adjustment made under this fifth bullet shall become effective immediately after the open of business on the ex date for such dividend or distribution.

Notwithstanding the foregoing, if “C” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, provision shall be made for each holder of a note to receive, for each $1,000 principal amount of notes it holds, at the same time and upon the same terms as holders of our common stock, the amount of cash that such holder would have received as if such holder owned a number of shares of common stock equal to the conversion rate on the ex date for such cash dividend or distribution. If such dividend or distribution is not so paid, the conversion rate shall be decreased, effective as of the date our board of directors determines not to pay such dividend or distribution, to the conversion rate that would then be in effect if such dividend or distribution had not been declared.

Except in the case of a readjustment of the conversion rate pursuant to the last sentence of the immediately preceding paragraph, the conversion rate shall not be decreased pursuant to this fifth bullet.

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•	If we or any of our subsidiaries make a payment in respect of a tender offer or exchange offer for our common stock, if the cash and value of any other consideration included in the payment per share of common stock exceeds the average of the closing sale prices of our common stock over the 10 consecutive trading-day period commencing on, and including, the trading day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer, the conversion rate will be increased based on the following formula:

CR’ = CR0 ×	AC + (SP’ x OS’) OS0 x SP’

where,

CR0	=

the conversion rate in effect immediately prior to the close of business on the last trading day of the 10 consecutive trading day period commencing on, and including, the trading day next succeeding the date such tender or exchange offer expires;

CR’	=

the conversion rate in effect immediately after the close of business on the last trading day of the 10 consecutive trading day period commencing on, and including, the trading day next succeeding the date such tender or exchange offer expires;

AC	=	the aggregate value of all cash and any other consideration (as determined by our board of directors) paid or payable for shares of common stock purchased in such tender or exchange offer;
OS0		the number of shares of common stock outstanding immediately prior to the time such tender or exchange offer expires (prior to giving effect to such tender offer or exchange offer);
OS’	=	the number of shares of common stock outstanding immediately after the time such tender or exchange offer expires (after giving effect to such tender offer or exchange offer); and
SP’	=

the average of the closing sale prices of our common stock over the 10 consecutive trading day period commencing on, and including, the trading day next succeeding the date such tender or exchange offer expires.

The increase to the conversion rate under this sixth bullet will occur at the close of business on the 10th trading day immediately following, and including, the trading day next succeeding the date such tender or exchange offer expires; provided that, for purposes of determining the conversion rate, (x) in respect of any conversion for which physical settlement is applicable during the 10 trading days immediately following, but excluding, the date that any such tender or exchange offer expires, references within this sixth bullet to 10 consecutive trading days shall be deemed to be replaced with such lesser number of consecutive trading days as have elapsed between the date such tender or exchange offer expires and the relevant conversion date and (y) in respect of any conversion for which cash settlement or combination settlement is applicable, for any trading day that falls within the relevant observation period for such conversion and within the 10 trading days immediately following, but excluding, the date that any such tender or exchange offer expires, references in this sixth bullet to 10 consecutive trading days shall be deemed to be replaced with such lesser number of consecutive trading days as have elapsed between the date of such tender or exchange offer and such trading day in determining the conversion rate as of such trading day. If we are, or one of our subsidiaries is, obligated to purchase our common stock pursuant to any such tender or exchange offer but we are, or such subsidiary is, permanently prevented by applicable law from effecting any such purchase or all such purchases are rescinded, the conversion rate shall be immediately decreased to the conversion rate that would be in effect if such tender or exchange offer had not been made.

Except in the case of a readjustment of the conversion rate pursuant to the last sentence of the immediately preceding paragraph, the conversion rate shall not be decreased pursuant to this sixth bullet.

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Notwithstanding the foregoing:

(a)	if a conversion rate adjustment becomes effective on any ex date as described above, and a holder that has converted its notes on or after such ex date and on or prior to the related record date would be treated as the record holder of the common stock as of the related conversion date as described under “—Conversion Rights—Settlement Upon Conversion” based on an adjusted conversion rate for such ex date, then, notwithstanding the foregoing conversion rate adjustment provisions, the conversion rate adjustment relating to such ex date will not be made for such converting holder; and

(b)	if a holder converts any notes, combination settlement is applicable to such conversion and the daily settlement amount for any trading day during the observation period applicable to such notes (x) is calculated based on a conversion rate adjusted on account of any event described in the six bullets above and (y) includes any shares of common stock that entitle their holder to participate in such event, then, notwithstanding the foregoing conversion rate adjustment provisions, the conversion rate adjustment relating to such event will not be made for such converting holder.

Instead, in either case, such holder will be treated as if such holder were the record owner of the common stock on an unadjusted basis and participate in the related dividend, distribution or other event giving rise to such adjustment.

As used in this section, the “ex date” is the first date on which our common stock trades on the relevant stock exchange, regular way, without the right to receive the issuance, dividend or distribution in question from us or, if applicable, from the seller of common stock on the relevant stock exchange (in the form of due bills or otherwise) as determined by the relevant stock exchange, and the “effective date” is the first date on which our common stock trades on the relevant stock exchange, regular way, reflecting the relevant share split or share combination, as applicable.

We will not adjust the conversion rate pursuant to the six bullets above unless the adjustment would result in a change of at least 1% in the then effective conversion rate. However (i) we will carry forward any adjustments that we would otherwise have had to make and make such carried forward adjustments with respect to the conversion rate when the cumulative effect of all adjustments not yet made will result in a change of one percent (1%) or more of the conversion rate as last adjusted (or, if never adjusted, the initial conversion rate) and (ii) notwithstanding the foregoing, all such deferred adjustments that have not yet been made shall be made (including any adjustments that are less than one percent (1%) of the conversion rate as last adjusted (or, if never adjusted, the initial conversion rate)) (1) on the effective date of any fundamental change or make-whole fundamental change and (2) on (A) each conversion date (in the case of physical settlement) and (B) on each trading day of any observation period (in the case of cash settlement or combination settlement). Adjustments to the conversion rate will be calculated to the nearest 1/10,000th of a share.

To the extent permitted by applicable law and the rules of the relevant stock exchange, we may, from time to time, increase the conversion rate by any amount for a period of at least 20 trading days or any longer period permitted or required by law, if our board of directors has made a determination, which determination shall be conclusive, that such increase is in our best interests. Such conversion rate increase shall be irrevocable during this period. We will give notice of such increase to the trustee and cause such notice, which will include the amount of the increase and the period during which the increase will be in effect, to be sent to each holder of notes at least 15 days prior to the day on which such increase commences. In addition, we may, but are not obligated to, increase the conversion rate as we consider to be advisable in order to avoid or diminish any income tax to any holders of common stock (or rights to purchase common stock) resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes or any other reason.

A holder of notes may, in some circumstances, including a distribution of cash dividends to holders of our shares of common stock, be deemed to have received a distribution subject to U.S. federal income tax as a result of an adjustment or the nonoccurrence of an adjustment to the conversion rate. For a discussion of the U.S. federal income tax treatment of an adjustment to the conversion rate, see “Certain Material U.S. Federal Income Tax Considerations.”

To the extent that we adopt a rights plan (i.e., a poison pill) and such plan is in effect upon conversion of the notes, we shall make provision such that each holder will receive, in addition to, and concurrently with the delivery of, any shares of common stock due upon conversion (if any), the rights under such rights plan in respect of such shares of common stock, unless the rights have separated from our common stock before the time of conversion, in which case the conversion rate will be adjusted at the time of separation as if we had distributed to all holders of our common stock distributed property as described in the fourth bullet above under this “—Conversion Rights—Adjustments to the Conversion Rate” section, subject to readjustment in the event of the expiration, termination or redemption of such rights.

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Events That Will Not Result in Adjustment

The conversion rate will not be adjusted for any transaction or event other than for any transaction or event described above under “—Conversion Rights—Adjustments to the Conversion Rate” and below under “—Conversion Rights—Increase in the Conversion Rate Upon the Occurrence of a Make-Whole Fundamental Change.” Without limiting the foregoing, the conversion rate will not be adjusted:

•	upon the issuance of any common stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on our securities and the investment of additional optional amounts in shares of common stock under any plan;

•	upon the issuance of any shares of common stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of, or assumed by, us or any of our subsidiaries (or the issuance of any shares of common stock pursuant to any such options or other rights);

•	upon the issuance of any common stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in the immediately preceding bullet and outstanding as of the date the notes were first issued;

•	for accrued and unpaid interest, if any;

•	for repurchases of common stock that are not tender offers or exchange offers of the nature described in the sixth bullet of “—Conversion Rights—Adjustments to the Conversion Rate,” including structured or derivative transactions such as accelerated share repurchase transactions or similar forward derivatives;

•	solely for a change in the par value of the common stock; or

•	for the issuance of new shares of common stock or securities convertible into or exchangeable for common stock or the right to purchase common stock or such convertible or exchangeable securities, except as described under “—Conversion Rights—Adjustments to the Conversion Rate.”

Change in the Conversion Right Upon Certain Reclassifications, Business Combinations and Asset Sales

If we:

•	reclassify our common stock (other than a change as a result of a subdivision or combination of our common stock to which adjustments described in the second bullet under “—Conversion Rights—Adjustments to the Conversion Rate” apply);

•	are party to a consolidation, merger or binding share exchange; or

•	sell, transfer, lease, convey or otherwise dispose of all or substantially all of our and our subsidiaries’ consolidated property or assets, taken as a whole,

in each case, pursuant to which our common stock would be converted into or exchanged for, or would constitute solely the right to receive, cash, securities or other property or assets, each $1,000 principal amount of converted notes will, from and after the effective time of such event, be convertible into the same kind, type and proportions of consideration that a holder of a number of shares of common stock equal to the conversion rate in effect immediately prior to the relevant event would have received in the relevant event (which we refer to as the “reference property” with each “unit of reference property” meaning the kind and amount of reference property that a holder of one share of common stock is entitled to receive) and, prior to or at the effective time of the relevant event, we or the successor or purchasing person, as the case may be, will execute with the trustee a supplemental indenture providing for such change in the right to convert the notes; provided, however, that at and after the effective time of the transaction (A) we shall continue to have the right to determine the form of consideration to be paid or delivered, as the case may be, upon conversion of notes in accordance with the indenture and (B) (I) any amount payable in cash upon conversion of the notes in accordance with the indenture shall continue to be payable in cash, (II) any common stock that we would have been required to deliver upon conversion of the notes in accordance with the indenture shall instead be deliverable in the amount and type of reference property that a holder of that number of shares of common stock would have received in such transaction and (III) the daily VWAP shall be calculated based on the value of a unit of reference property.

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If the transaction causes our common stock to be converted into, or exchanged for, the right to receive more than a single type of consideration determined based in whole or in part upon any form of stockholder election, then (i) the reference property into which the notes will be convertible will be deemed to be the weighted average of the types and amounts of consideration received by the holders of our common stock that affirmatively make such an election (or, if no holders of common stock affirmatively make such an election, the types and amounts of consideration actually received by the holders of common stock) and (ii) the unit of reference property for purposes of the immediately preceding paragraph shall refer to the consideration referred to in clause (i) attributable to one share of common stock. We have agreed in the indenture not to consummate any such transaction unless its terms are consistent with the foregoing. If the holders of common stock receive only cash in such transaction, then for all conversions that occur after the effective date of such transaction (A) the consideration due upon conversion of each $1,000 principal amount of notes shall be solely cash in an amount equal to the conversion rate in effect on the conversion date (as may be increased as described under “—Conversion Rights—Increase in the Conversion Rate Upon the Occurrence of a Make-whole Fundamental Change”), multiplied by the price paid per share of common stock in such transaction and (B) we shall satisfy our conversion obligation by paying cash to converting holders on the second business day immediately following the relevant conversion date.

A change in the conversion right such as this could substantially lessen or eliminate the value of the conversion right. For example, if a third party acquires us in a cash merger, each note would be convertible solely into cash and would no longer be potentially convertible into securities whose value could increase depending on our future financial performance, prospects and other factors. There is no precise, established definition of the phrase “all or substantially all of our and our subsidiaries’ consolidated property or assets, taken as a whole” under applicable law. Accordingly, there may be uncertainty as to whether the provisions above would apply to a sale, transfer, lease, conveyance or other disposition of less than all of our and our subsidiaries consolidated property or assets.

Adjustments of Prices

Whenever any provision of the indenture requires the computation of an average of the closing sale prices, the daily VWAPs, the daily conversion values or the daily settlement amounts over a period of multiple trading days (including an observation period and the period for determining the applicable price for purposes of a make-whole fundamental change), our board of directors, in its good faith determination, will appropriately adjust such average to account for any event requiring, pursuant to the indenture, an adjustment to the conversion rate where the effective date, ex date or expiration date of such event occurs at any time on or after the first trading day of such period and on or prior to the last trading day of such period.

Increase in the Conversion Rate Upon the Occurrence of a Make-whole Fundamental Change

If, prior to the maturity date, a make-whole fundamental change (as defined below) occurs, then, as described below under “—The Increase in the Conversion Rate,” we will increase the conversion rate applicable to notes that are surrendered for conversion at any time from, and including, the effective date of the make-whole fundamental change (A) if such make-whole fundamental change does not also constitute a “fundamental change” as described under “—Holders May Require Us to Repurchase Their Notes Upon a Fundamental Change,” to, and including, the close of business on the date that is thirty (30) business days after the later of (i) the effective date of the make-whole fundamental change and (ii) the date we send to holders of the notes the relevant notice of the effective date of any make-whole fundamental change, as described below, or (B) if the make-whole fundamental change also constitutes a “fundamental change,” to, and including, the close of business on the fundamental change repurchase date corresponding to such fundamental change. We refer to this period as the “make-whole conversion period.”

A “make-whole fundamental change” means an event described in the definition of “fundamental change” set forth below under “—Holders May Require Us to Repurchase Their Notes Upon a Fundamental Change” after giving effect to any exceptions to or exclusions from such definition (including, without limitation, the exception described in the paragraph immediately following the fourth bullet), but without regard to the proviso set forth in the second bullet of such definition. We will send to each holder written notice of the effective date of any make-whole fundamental change within 10 days after such effective date. We will indicate in such notice, among other things, the last day of the make-whole conversion period.

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The Increase in the Conversion Rate

In connection with the make-whole fundamental change, we will increase the conversion rate by reference to the table below, based on the date when the make-whole fundamental change becomes effective, which we refer to as the “effective date,” and the “applicable price.” If the make-whole fundamental change is a transaction or series of transactions described in the second bullet of the “fundamental change” definition set forth under “—Holders May Require Us to Repurchase Their Notes Upon a Fundamental Change” and the consideration (excluding cash payments for fractional shares or pursuant to statutory appraisal rights) for our common stock in the make-whole fundamental change consists solely of cash, then the “applicable price” will be the cash amount paid per share of common stock in the make-whole fundamental change. In all other cases, the “applicable price” will be the average of the closing sale prices per share of common stock for the five consecutive trading days immediately preceding, but excluding, the relevant effective date. Our board of directors will make appropriate adjustments, in its good faith determination, to account for any adjustment to the conversion rate that becomes effective, or any event requiring an adjustment to the conversion rate in accordance with the indenture where the effective date, ex date or expiration date of the event occurs, at any time during those five consecutive trading days.

Subject to the provisions set forth under “—Conversion Rights—Change in the Conversion Right Upon Certain Reclassifications, Business Combinations and Asset Sales,” upon surrender of notes for conversion in connection with a make-whole fundamental change, we shall, at our option, satisfy the related conversion obligation by physical settlement, cash settlement or combination settlement in accordance with the indenture. However, if the consideration for our common stock in any make-whole fundamental change described in the second bullet of the fundamental change definition set forth under “—Holders May Require Us to Repurchase Their Notes Upon a Fundamental Change” is composed entirely of cash, for any conversion of notes following the effective date of such make-whole fundamental change, the conversion obligation will be calculated based solely on the applicable price for the transaction and will be deemed to be an amount equal to, per $1,000 principal amount of converted notes, the conversion rate (including any increase as described in this section), multiplied by such applicable price. In such event, the conversion obligation will be determined and shall be paid to holders in cash on the second business day following the conversion date. The following table sets forth the number of additional shares per $1,000 principal amount of notes that will be added to the conversion rate applicable to notes that are converted during the make-whole conversion period for a make-whole fundamental change. The increased conversion rate will be used to determine the amount of consideration due upon conversion, as described under “—Conversion Rights—Settlement Upon Conversion” above. If an event occurs that requires (other than solely as described in this section with respect to a make-whole fundamental change) an adjustment to the conversion rate, then, on the date and at the time such adjustment is so required to be made, each applicable price set forth in the table below under the column titled “Applicable Price” shall be deemed to be adjusted so that such applicable price, at and after such time, shall be equal to the product of:

•	the applicable price as in effect immediately before such adjustment to such applicable price; and

•	the fraction of the numerator of which is the conversion rate in effect immediately before such adjustment to the conversion rate and the denominator of which is the conversion rate to be in effect immediately after such adjustment to the conversion rate.

In addition, we will adjust the number of additional shares in the table below at the same time, in the same manner in which, and for the same events for which, we must adjust the conversion rate as described under “—Conversion Rights—Adjustments to the Conversion Rate.”

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	Applicable Price
Effective Date	$65.73	$70.00	$75.00	$80.00	$100.00	$112.50	$150.00	$200.00	$300.00	$400.00
October 4, 2018	1.8804	1.6390	1.4115	1.2295	0.7814	0.6281	0.3869	0.2361	0.0905	0.0179
October 1, 2019	1.8804	1.5260	1.2816	1.0871	0.6205	0.4742	0.2782	0.1716	0.0697	0.0179
October 1, 2020	1.8804	1.4473	1.1829	0.9720	0.4533	0.2981	0.1503	0.0942	0.0404	0.0136
October 1, 2021	1.8804	1.3721	1.0951	0.8804	0.3231	0.0892	0.0000	0.0000	0.0000	0.0000
October 1, 2022	1.8804	1.2607	0.9604	0.7480	0.2728	0.0772	0.0000	0.0000	0.0000	0.0000
October 1, 2023	1.8804	1.0949	0.7248	0.5053	0.1780	0.0541	0.0000	0.0000	0.0000	0.0000
October 1, 2024	1.8804	0.9524	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

The exact applicable price and effective date may not be as set forth in the table above, in which case:

•	if the actual applicable price is between two applicable prices listed in the table above, or the actual effective date is between two effective dates listed in the table above, we will determine the number of additional shares by linear interpolation between the numbers of additional shares set forth for the higher and lower applicable prices, or for the earlier and later effective dates based on a 365-day or 366-day year, as applicable;

•	if the actual applicable price is greater than $400.00 per share (subject to adjustment in the same manner as the “applicable prices” in the table above), we will not increase the conversion rate; and

•	if the actual applicable price is less than $65.73 per share (subject to adjustment in the same manner as the “applicable prices” in the table above), we will not increase the conversion rate.

Our obligation to increase the conversion rate as described above could be considered a penalty, in which case its enforceability would be subject to general principles of reasonableness and equitable remedies.

Holders May Require Us to Repurchase Their Notes Upon a Fundamental Change

If a “fundamental change,” as described below, occurs, each holder of notes will have the right, at such holder’s option, subject to the terms and conditions of the indenture, to require us to repurchase for cash all or any portion of the holder’s notes in integral multiples of $1,000 principal amount, at a price equal to 100% of the principal amount of the notes to be repurchased (or portion thereof), plus, except as described below, any accrued and unpaid interest to, but excluding, the “fundamental change repurchase date,” as described below. However, if such fundamental change repurchase date is after a record date for the payment of an installment of interest and on or before the related interest payment date, then the full amount of accrued and unpaid interest, if any, to, but excluding, such interest payment date shall be paid on such interest payment date to the holder of record of such notes at the close of business on such record date (without any surrender of such notes by such holder), and the fundamental change repurchase price will not include any accrued but unpaid interest.

We must repurchase the notes on a date of our choosing, which we refer to as the “fundamental change repurchase date.” However, the fundamental change repurchase date shall be no later than 35 business days, and no earlier than 20 business days (or as such period may be extended as described below), after the date we send the relevant notice of the fundamental change, as described below. On or before the 20th business day after the consummation of a fundamental change, we must send, or cause to be sent, to all holders of notes in accordance with the indenture, a notice regarding the fundamental change. The notice must state, among other things:

•	the events causing the fundamental change;

•	the date of the fundamental change;

•	the fundamental change repurchase date;

•	the last date on which a holder may exercise its fundamental change repurchase right, which will be the business day immediately preceding the fundamental change repurchase date;

•	the fundamental change repurchase price;

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•	the names and addresses of the paying agent and the conversion agent;

•	the procedures that a holder must follow to exercise its fundamental change repurchase right;

•	the conversion rate and any adjustments to the conversion rate that will result from the fundamental change; and

•	that notes with respect to which a holder has delivered a fundamental change repurchase notice may be converted only if the holder withdraws the fundamental change repurchase notice in accordance with the terms of the indenture or if we default in the payment of the fundamental change repurchase price.

To exercise the repurchase right, a holder must deliver a written fundamental change repurchase notice to us (if we are acting as our own paying agent) or to the paying agent no later than the close of business on the business day immediately preceding the fundamental change repurchase date. This written notice must state:

•	the certificate number(s) of the notes that the holder will deliver for repurchase, if they are in certificated form;

•	the principal amount of the notes to be repurchased, which must be an integral multiple of $1,000; and

•	that the notes are to be repurchased by us pursuant to the fundamental change provisions of the indenture.

A holder may withdraw any fundamental change repurchase notice by delivering to us (if we are acting as our own paying agent), or the paying agent, a written notice of withdrawal prior to the close of business on the business day immediately preceding the fundamental change repurchase date or such longer period as may be required by law, or if there is a default in the payment of the fundamental change repurchase price, at any time during which the default continues. The notice of withdrawal must state:

•	the name of the holder;

•	a statement that the holder is withdrawing its election to require us to repurchase its notes;

•	the certificate number(s) of the notes being withdrawn, if they are in certificated form;

•	the principal amount of notes being withdrawn, which must be an integral multiple of $1,000; and

•	the principal amount, if any, of the notes that remain subject to the fundamental change repurchase notice, which must be an integral multiple of $1,000.

If the notes are not in certificated form, the above notices must comply with applicable DTC procedures. We will pay the fundamental change repurchase price no later than the later of the fundamental change repurchase date and the time of book-entry transfer or delivery of the note, together with necessary endorsements. Once notice of a fundamental change and a fundamental change repurchase notice have been given in accordance with the indenture, on such fundamental change repurchase date, then (unless there shall be a default in the payment of the aggregate fundamental change repurchase price), except as otherwise provided herein, on and after such date, interest on the notes to be repurchased will cease to accrue, whether or not such notes are delivered to the paying agent. Thereafter, all rights of the relevant holders shall terminate with respect to such notes, other than the right to receive the fundamental change repurchase price plus, if applicable, accrued and unpaid interest in accordance with the indenture.

A “fundamental change” will be deemed to occur at such time as:

•	a “person” or “group” within the meaning of Section 13(d) of the Exchange Act, other than us, our wholly owned subsidiaries, our employee benefit plans and our wholly owned subsidiaries’ employee benefit plans, has become the direct or indirect beneficial owner of more than 50% of our common equity;

•	the consummation of (i) any recapitalization, reclassification or change of our common stock (other than changes resulting from a subdivision or combination) as a result of which our common stock would be converted into, or exchanged for, stock, other securities, or other property or assets; (ii) any share exchange, consolidation or merger of us pursuant to which our common stock will be converted into cash, securities or other property or assets; or (iii) any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of us and our subsidiaries, taken as a whole, to any person other than one or more of our wholly owned subsidiaries; provided, however, that a transaction described in clause (ii) in which the holders of our common stock immediately prior to such transaction own, directly or indirectly, more than 50% of all classes of common equity of the continuing or surviving corporation or transferee or the parent thereof immediately after such transaction in substantially the same proportions as such ownership immediately prior to such transaction shall not be a fundamental change pursuant to this second bullet;

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•	our stockholders approve any plan or proposal for our liquidation or dissolution; or

•	our common stock (or other common stock underlying the notes) ceases to be listed or quoted on any of The New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or any of their respective successors).

Notwithstanding the foregoing, any transaction or transactions described in the first or second bullet above shall not constitute a fundamental change if 100% of the consideration received or to be received by the holders of our common stock, excluding cash payments for fractional shares, in connection with such transaction or transactions consists of shares of common stock that are listed or quoted on any of The New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or any of their respective successors) or will be so listed or quoted when issued or exchanged in connection with such transaction or transactions and as a result of such transaction or transactions the notes become convertible into such consideration, excluding cash payments for fractional shares (subject to the provisions set forth above under “—Conversion Rights—Settlement Upon Conversion”). If any transaction in which our common stock is replaced by the securities of another entity occurs, then following completion of any related make-whole conversion period (or, in the case of a transaction that would have been a fundamental change or a make-whole fundamental change, in each case, but for the proviso in the immediately preceding sentence, following the effective date of such transaction) references to us in this definition shall instead be references to such other entity.

In connection with any fundamental change repurchase, we will, to the extent required:

•	comply with the provisions of Rule 13e-4, Rule 14e-1 and Regulation 14E under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder (the “Exchange Act”), and with all other applicable laws;

•	file a Schedule TO or any other schedules required under the Exchange Act or any other applicable laws; and

•	otherwise comply with all applicable United States federal and state securities laws in connection with any offer by us to repurchase the notes;

provided, that any time period specified in this section will be extended to the extent necessary for such compliance.

Except in the case of an acceleration resulting from a default relating to the payment of the fundamental change repurchase price, no notes may be repurchased by us on any date if, on such date, the principal amount of the notes has been accelerated, and such acceleration has not been rescinded by the holders of the notes, on or prior to such date.

The repurchase rights of the holders could discourage a potential acquirer of us. The fundamental change repurchase feature, however, is not the result of management’s knowledge of any specific effort to obtain control of us by any means or part of a plan by management to adopt a series of anti-takeover provisions. The term “fundamental change” is limited to specified transactions and may not include other events that might adversely affect our financial condition. In addition, the requirement that we offer to repurchase the notes upon a fundamental change may not protect holders in the event of a highly leveraged transaction, reorganization, merger or similar transaction involving us.

If a fundamental change were to occur, we may not have enough funds to pay the fundamental change repurchase price. Our ability to repurchase the notes for cash may be limited by our ability to obtain additional financing, or by applicable law, regulations or agreements governing our current or future indebtedness, or otherwise. See “Risk Factors—Risks Related to the Notes and Our Common Stock—We may not have the ability to use cash to settle the principal amount of the notes upon conversion or to repurchase the notes upon a fundamental change.” If we fail to repurchase the notes when required following a fundamental change, we will be in default under the indenture. In addition, we have, and may in the future incur, other indebtedness with similar change in control provisions permitting our holders to accelerate or to require us to repurchase our indebtedness upon the occurrence of similar events or on some specific dates.

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Optional Redemption

We may not redeem the notes prior to October 1, 2021. On and after October 1, 2021, we may, at our option, redeem the notes for cash, in whole but not in part, at a redemption price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to the redemption date (unless the redemption date falls after a record date but on or prior to the immediately succeeding interest payment date, in which case interest accrued to the interest payment date will be paid to holders of record of the notes on such record date, and the redemption price will be equal to 100% of the principal amount of the notes); provided that the closing sale price of common stock for 20 or more trading days (whether or not consecutive and including the trading day immediately prior to the date the redemption notice is delivered to holders) during the period of 30 consecutive trading days ending on, and including, the trading day immediately prior to the date the redemption notice is delivered to holders is equal to or exceeds 150% of the applicable conversion price on each applicable trading day.

However, in the case of a redemption of any Orogen securities in whole or in part, we must have on file with the SEC an effective shelf registration statement on Form S-3 (or any successor form) for an offering to be made on a delayed or continuous basis pursuant to Rule 415 under the Securities Act (or any similar rule that may be adopted by the SEC) covering our common stock. In addition, to the extent such Orogen securities constitute “registrable securities” under the Investment Agreement, if there is a “blackout period” (as defined in the Investment Agreement) covering any time during the period from and including the tenth trading day prior to the redemption date to and including the trading day immediately prior to the redemption date, then we must, as promptly as practicable, notify the trustee and the holders of the Orogen securities (and the beneficial owners parties thereto of the Orogen securities) that there is such a blackout period, and notwithstanding anything herein to the contrary, the notice of redemption shall automatically be deemed withdrawn with respect to the Orogen securities (such time referred to as the “withdrawal time”), and the holders of the Orogen securities shall have the right, upon notice to us and the trustee delivered within three business days after the withdrawal time to rescind any conversion notice that is pending as of the withdrawal time and/or to rescind any conversion of Orogen securities pursuant to the indenture with respect to which the settlement amount has, as of the withdrawal time, not yet been delivered to such holder or its designee.

An “Orogen security” is any Orogen global security or any temporary note or physical note issued in exchange for beneficial interests in an Orogen global security. “Orogen global securities” means the global securities issued and authenticated on October 4, 2018 with an initial balance of $150,000,000 and identified by CUSIP No. 302081AC8 and ISIN No. US302081AC81 for Orogen global securities that are restricted global securities and by CUSIP No. 302081AD6 and ISIN No. US302081AD64 for Orogen global securities that are unrestricted global securities.

We will give a notice of redemption not less than 90 scheduled trading days (with respect to any redemption of Orogen securities) or less than 70 scheduled trading days (with respect to any redemption of notes that are not Orogen securities), and not more than 100 scheduled trading days prior to the redemption date, unless a shorter period is specified in the notes to be redeemed, to each record holder of notes to be redeemed at their addresses set forth in the security register (with a copy to the trustee), provided however, that we may not deliver any notice of redemption to any holder at any time there exists any default or event of default under the indenture. The notice will state, among other things:

•	the redemption date;

•	the redemption price;

•	that holders have a right to convert the notes called for redemption upon satisfaction of the requirements set forth in “—Conversion Rights” above;

•	the time at which the holders’ right to convert the notes called for redemption will expire, which will be the close of business on the business day immediately preceding the redemption date;

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•	the conversion rate, any adjustments thereto, and the settlement method that shall apply during the redemption period;

•	the procedures a holder must follow to convert its notes;

•	that on the redemption date the redemption price will become due and payable upon each such note to be redeemed and, if applicable, that interest thereon will cease to accrue on and after said date; and

•	the place or places where each such note is to be surrendered for payment of the redemption price.

Until and including the date that is 30 days prior to the redemption date, we may revoke, in whole, but not in part, any notice of redemption of Orogen securities delivered pursuant to the indenture.

If the notes are not in certificated form, the above notice must comply with applicable DTC procedures. We will pay the redemption price no later than the redemption date. Upon surrender of any such note for redemption in accordance with said repurchase notice, such note shall be paid by us at the redemption price. If the paying agent (in the case of a paying agent other than us) holds as of 10:00 a.m. New York City time on a redemption date, money sufficient to pay the redemption price (plus accrued and unpaid interest, if any), with respect to all notes to be redeemed on such redemption date, payable as herein provided on such redemption date, then (unless there shall be a default in the payment of such aggregate redemption price), except as otherwise provided herein, on and after such date, interest on such notes will cease to accrue, whether or not such notes are delivered to the paying agent. Thereafter, all rights of the relevant holders shall terminate with respect to such notes, other than the right to receive the redemption price plus, if applicable, accrued and unpaid interest in accordance with the indenture.

No notes may be redeemed by us on any date if, on such date, the payment of the principal amount of the notes has been accelerated, and such acceleration has not been rescinded by the holders of the notes, on or prior to the redemption date.

In addition, we may acquire notes by means other than a redemption, whether by tender or exchange offer, open market purchases, privately negotiated transactions or similar transactions or otherwise, in accordance with applicable securities laws, so long as such acquisition does not otherwise violate the terms of the indenture or our other financing agreements.

Consolidation, Merger and Sale of Assets

The indenture prohibits us from consolidating with or merging with or into, or selling, transferring, leasing, conveying or otherwise disposing of all or substantially all of our and our subsidiaries’ consolidated property or assets, taken as a whole, to, another person (other than one or more of our wholly owned subsidiaries), whether in a single transaction or series of related transactions, unless, among other things:

•	we are the continuing person or such other person is a corporation organized and existing under the laws of the United States, any state of the United States or the District of Columbia, such other person assumes all of our obligations under the notes and the indenture, and following such transaction or series or related transactions the reference property does not include interests in an entity that is a partnership for U.S. federal income tax purposes; and

•	immediately after giving effect to such transaction or series of transactions, no default or event of default shall have occurred and be continuing under the indenture.

When the successor assumes all of our obligations under the indenture, except in the case of a lease, our obligations under the indenture will terminate. Some of the transactions described above could constitute a fundamental change that permits holders to require us to repurchase their notes, as described under “—Holders May Require Us to Repurchase Their Notes Upon a Fundamental Change.” There is no precise, established definition of the phrase “all or substantially all of our and our subsidiaries’ consolidated property or assets, taken as a whole” under applicable law. Accordingly, there may be uncertainty as to whether the provisions above would apply to a sale, transfer, lease, conveyance or other disposition of less than all of our and our subsidiaries’ consolidated property or assets.

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Events of Default

The following are events of default under the indenture for the notes:

•	our failure to pay the principal of any note when due, whether on the maturity date, on a fundamental change repurchase date with respect to a fundamental change, on a redemption date, upon acceleration or otherwise;

•	our failure to pay an installment of interest on any note when due, if the failure continues for 30 days after the date when due;

•	our failure to satisfy our conversion obligations upon the exercise of a holder’s conversion right and such failure continues for a period of three business days;

•	our failure to (i) comply with our obligations under “—Consolidation, Merger and Sale of Assets” or (ii) issue a fundamental change notice as described under “—Holders May Require Us to Repurchase Their Notes Upon a Fundamental Change” when due;

•	our failure to comply with any other term, covenant or agreement contained in the notes or the indenture, if the failure is not cured within 60 days after notice to us by the trustee or to the trustee and us by holders of at least 25% in aggregate principal amount of the notes then outstanding, in accordance with the indenture;

•	failure to make any payment at maturity, including any applicable grace period, on any of our indebtedness (other than indebtedness we owe to any of our subsidiaries) outstanding in an amount in excess of $15,000,000 (or its foreign currency equivalent) and continuance of this failure to pay or (ii) there is a default on any of our indebtedness (other than indebtedness we owe to any of our subsidiaries), which default results in the acceleration of such indebtedness in an amount in excess of $15,000,000 (or its foreign currency equivalent) without such indebtedness having been discharged or the acceleration having been cured, waived, rescinded or annulled, in the case of clause (i) or (ii) above, for a period of 30 days after written notice thereof to us by the trustee or to the trustee and us by holders of not less than 25% in principal amount of outstanding notes, provided, however, that if any failure, default or acceleration referred to in clause (i) or (ii) above ceases or is cured, waived, rescinded or annulled, then the event of default will be deemed cured;

•	a final judgment or judgments for the payment of $15,000,000 (or its foreign currency equivalent) or more (excluding any amounts covered by insurance) in the aggregate is rendered against us or any of our subsidiaries, which judgment is not discharged, paid, bonded, waived or stayed within 30 days after (i) the date on which the right to appeal thereof has expired if no such appeal has commenced, or (ii) the date on which all rights to appeal have been extinguished; and

•	certain events of bankruptcy, insolvency or reorganization with respect to us or any of our significant subsidiaries, as defined in Article 1, Rule 1-02 of Regulation S-X under the Exchange Act.

If an event of default, other than an event of default referred to in the last bullet above, has occurred and is continuing, either the trustee, by notice to us, or the holders of at least 25% in aggregate principal amount of the notes then outstanding, by notice to us and the trustee, may declare 100% of the principal of, and any accrued and unpaid interest on, all notes to be immediately due and payable. In the case of an event of default referred to in the last bullet above, 100% of the principal of, and accrued and unpaid interest on, all notes will automatically become immediately due and payable.

Notwithstanding the paragraph above, for the first 180 days immediately following an event of default relating to our obligations as set forth under the heading “—Annual Reports” below or for failure to comply with the requirements of Section 314(a)(1) of the TIA (at any time such section is applicable to the indenture) (which will be the 61st day after written notice is provided to us of the default as described in the fifth bullet above, unless such failure is cured or waived prior to such 61st day), the sole remedy for any such event of default shall, at our election, be the accrual of additional interest on the notes at a rate per year equal to (i) 0.25% of the outstanding principal amount of the notes for the first 90 days following the occurrence of such event of default and (ii) 0.50% of the outstanding principal amount of the notes for the next 90 days after the first 90 days following the occurrence of such event of default, in each case, payable at the same time and in the same manner as regular interest payments on the notes. This additional interest will accrue on all outstanding notes from, and including the date on which such event of default first occurs to, and including, the 180th day thereafter (or such earlier date on which such event of default shall have been cured or waived). On and after the 181st day immediately following an event of default relating to our obligations as set forth under the heading “—Annual Reports” below, if we elected to pay the additional interest, such additional interest will cease to accrue and, if such event of default has not been cured or waived prior to such 181st day, either the trustee, by written notice to us, or the holders of not less than 25% in aggregate principal amount of the notes then outstanding, by written notice to us and the trustee, may declare the principal amount of the notes and any accrued and unpaid interest through the date of such declaration, to be immediately due and payable.

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Any additional interest that is payable in accordance with the immediately preceding paragraph will, subject to the immediately succeeding sentence, be in addition to, and not in lieu of, any additional interest that is payable pursuant to the provisions described under the heading “—Additional Interest.” However, in no event will the rate of any such additional interest payable pursuant to the immediately preceding paragraph, when taken together with any additional interest that may accrue as a result of our failure to timely file any document or report that we are required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act, as applicable (after giving effect to all applicable grace periods thereunder and other than reports on Form 8-K), as described in the first paragraph under “—Additional Interest,” accrue at a rate in excess of 0.50% per annum, regardless of the number of events or circumstances giving rise to the requirement to pay such additional interest.

After any acceleration of the notes, the holders of a majority in aggregate principal amount of the notes, by written notice to the trustee, may rescind or annul such acceleration in certain circumstances, if:

•	the rescission would not conflict with any judgment or decree of a court of competent jurisdiction;

•	all events of default, other than the non-payment of accelerated principal or interest, have been cured or waived (or are waived concurrently with such rescission or annulment); and

•	all amounts due to the trustee have been paid.

If any portion of the amount payable on the notes upon acceleration is considered by a court to be unearned interest (through the allocation of the value of the instrument to the embedded warrant or otherwise), the court could disallow recovery of any such portion.

The indenture does not obligate the trustee to exercise any of its rights or powers at the request or demand of the holders, unless the holders have offered to the trustee security or indemnity that is satisfactory to the trustee against the costs, expenses and liabilities that the trustee may incur to comply with the request or demand. Subject to the relevant provisions of the indenture, applicable law and the trustee’s rights to indemnification, the holders of a majority in aggregate principal amount of the outstanding notes will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the notes.

No holder will have any right to institute any suit, action or proceeding in equity or in law upon or under the indenture, or for the appointment of a receiver or a trustee, or for any other remedy under the indenture, unless:

•	the holder previously shall have given the trustee written notice of a continuing event of default;

•	the holders of at least 25% in aggregate principal amount of the notes then outstanding shall have made a written request to the trustee to institute such action, suit or proceeding in its own name as trustee;

•	the holder or holders shall have offered and, if requested, provided the trustee indemnity satisfactory to the trustee against any loss, liability or expense in connection with pursuing such remedy; and

•	the trustee shall have failed to comply with the request for 60 days after receipt of such notice, request and offer of indemnity, and during such 60 day period, the holders of a majority in aggregate principal amount of the notes then outstanding have not given the trustee a direction that is inconsistent with the request.

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However, the above limitations do not apply to a suit by a holder to enforce:

•	the payment of all amounts due with respect to the notes (including any principal, interest, or the fundamental change repurchase price or the redemption price);

•	the right to convert that holder’s notes in accordance with the indenture; or

•	the right to bring suit for the enforcement of any such payment or conversion.

Except as provided in the indenture, the holders of a majority of the aggregate principal amount of outstanding notes may, by written notice to the trustee, waive on behalf of all holders of notes any past default or event of default and its consequences, other than a default or event of default:

•	in the payment of principal of, or interest on, any note or in the payment of the fundamental change repurchase price or the redemption price, as the case may be;

•	arising from our failure to convert any note in accordance with the indenture; or

•	in respect of any provision under the indenture or the notes that cannot be modified or amended without the consent of the holders of each outstanding note affected, if:

o	all existing defaults or events of default, other than the nonpayment of the principal of and interest on the notes that have become due solely by the declaration of acceleration, have been cured or waived; and

o	the waiver would not conflict with any judgment or decree of a court of competent jurisdiction.

We will notify the trustee within 30 days of our becoming aware of the occurrence of any default or event of default. In addition, the indenture requires us to furnish to the trustee, within 120 calendar days after the end of each fiscal year, commencing with the fiscal year ending December 31, 2018, a certificate from the principal executive, financial or accounting officer of the Company stating that such officer has conducted or supervised a review of the activities of the Company and our performance of obligations under the indenture and the notes and that, based upon such review, no default or event of default exists thereunder or, if a default or event of default exists, specifying such event, status and the remedial action proposed to be taken by us with respect to such default or event of default. If a default or event of default has occurred and the trustee has received notice of the default or event of default in accordance with the indenture, or as to which a responsible officer of the trustee who shall have direct responsibility for the administration of the indenture shall have actual knowledge, the trustee must send to each registered holder of notes a notice of the default or event of default within 30 days after receipt of the notice or after acquiring such knowledge, as applicable. However, the trustee need not send the notice if the default or event of default:

•	has been cured or waived; or

•	is not in the payment or delivery of any amounts due (including principal, interest, the fundamental change repurchase price, the redemption price or the consideration due upon conversion) with respect to any note and the trustee in good faith determines that withholding the notice is in the best interests of the holders.

Modification and Waiver

We and the trustee, in certain circumstances, may amend or supplement the indenture or the notes with the consent of the holders of at least a majority in aggregate principal amount of the outstanding notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes). In addition, subject to certain exceptions, the holders of a majority in aggregate principal amount of the outstanding notes may waive by consent (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes) our compliance with any provision of the indenture or notes. However, without the consent of the holders of each outstanding note affected, no amendment, supplement or waiver may:

•	change the stated maturity of the principal of, or the payment date of any installment of interest on, any note;

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•	reduce the principal amount of any note, or any interest on, any note or alter or waive the provisions with respect to the redemption of such note;

•	change the place or currency of payment of principal of, or interest on, any note;

•	impair the right of any holder to receive any payment on, or with respect to, or any delivery or payment due upon the conversion of, any note or impair the right to institute a suit for the enforcement of any delivery or payment on, or with respect to, or due upon the conversion of, any note;

•	modify, in a manner adverse to the holders of the notes, our obligation to repurchase notes upon a fundamental change;

•	adversely affect the right of the holders of the notes to convert their notes in accordance with the indenture;

•	reduce the percentage in aggregate principal amount of outstanding notes whose holders must consent to a modification to or amendment of any provision of the indenture or the notes; or

•	modify certain provisions of the indenture that require each holder’s consent or the provisions relating to the waiver of past defaults, except to increase the percentage required for modification or waiver or to provide for the consent of each affected holder.

Notwithstanding the foregoing or anything to the contrary, so long as any Orogen securities are outstanding, without the consent of the holders of 100% of the aggregate principal amount of the Orogen securities, an amendment, supplement or waiver, including a waiver of a past default, may not modify any provision contained in the indenture specifically and uniquely applicable to the Orogen securities in a manner adverse to the holders of, or the holders of a beneficial interest in, the Orogen securities.

We and the trustee may amend or supplement the indenture or the notes without notice to or the consent of any holder of the notes to:

•	evidence the assumption of our obligations under the indenture and notes by a successor upon our consolidation or merger or the sale, transfer, lease, conveyance or other disposition of all or substantially all of our and our subsidiaries’ consolidated property or assets, taken as a whole in accordance with the indenture;

•	make adjustments in accordance with the indenture to the right to convert the notes upon certain reclassifications in our common stock and certain consolidations, mergers and binding share exchanges and upon the sale, transfer, lease, conveyance or other disposition of all or substantially all of our and our subsidiaries’ consolidated property or assets, taken as a whole;

•	secure our obligations in respect of the notes or add guarantees with respect to the notes;

•	evidence and provide for the appointment of a successor trustee pursuant to the terms of the indenture;

•	comply with the provisions of any securities depository, including DTC, clearing agency, clearing corporation or clearing system, or the requirements of the trustee or the registrar, relating to transfers and exchanges of any applicable notes pursuant to the indenture;

•	add to our covenants or events of default for the benefit of the holders of the notes or to surrender any right or power conferred upon us;

•	make provision with respect to adjustments to the conversion rate as required by the indenture or to increase the conversion rate in accordance with the indenture;

•	irrevocably elect or eliminate one or more settlement methods and/or irrevocably elect a minimum specified dollar amount;

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•	to make any change that does not materially adversely affect the rights of any holder;

•	to permit the conversion of the notes into reference property in accordance with the indenture; or

•	comply with the requirement of the SEC in order to effect or maintain the qualification of the indenture and any supplemental indenture under the TIA.

In addition, we and the trustee may enter into a supplemental indenture without the consent of holders of the notes in order to cure any ambiguity, defect, omission or inconsistency in the indenture in a manner that does not materially adversely affect the rights of any holder in any respect.

Holders do not need to approve the particular form of any proposed amendment, supplement or waiver. It will be sufficient if such holders approve the substance thereof. Promptly after an amendment, supplement or waiver under the indenture becomes effective, we will send, or cause to be sent, to holders a notice briefly describing such amendment, supplement or waiver. However, the failure to give such notice will not in any way impair or affect the validity of such amendment, supplement or waiver.

Voting

In determining whether the holders of the required aggregate principal amount of notes have concurred in any direction, waiver or consent with respect to the indenture or the notes, notes owned by us or any of our subsidiaries or affiliates (other than Orogen Echo LLC or any of its affiliates) shall be considered as though not outstanding, except that, for the purposes of determining whether the trustee will be protected in relying on any such direction, waiver or consent, only notes that a responsible officer of the trustee who shall have direct responsibility for the administration of the indenture actually knows are so owned shall be so disregarded. Notes so owned which have been pledged in good faith may be considered to be outstanding under the indenture if the pledgee establishes, to the satisfaction of the trustee, the pledgee’s right to so concur with respect to such notes and that the pledgee is not, and is not acting at the direction or on behalf of, us, any other obligor on the notes, an affiliate of us (other than Orogen Echo LLC or any of its affiliates) or an affiliate of any such other obligor (other than Orogen Echo LLC or any of its affiliates). In case of a dispute as to whether the pledgee has established the foregoing, any decision by the trustee taken upon the advice of counsel shall provide full protection to the trustee. We will furnish to the trustee an officers’ certificate listing and identifying all notes, if any, known by us to be owned or held by or for the account of any of the above described persons; and the trustee will be entitled to accept such officers’ certificate as conclusive evidence of the facts therein set forth and of the fact that all notes not listed therein are outstanding for the purpose of any such determination. For the avoidance of doubt and notwithstanding Section 316(a)(1) of the TIA or anything in the indenture to the contrary, no Orogen securities shall be deemed to be owned by us or any of our subsidiaries or affiliates for purposes of the indenture, the notes and any direction, waiver or consent with respect thereto.

Discharge

We may generally satisfy and discharge our obligations under the indenture:

•	by delivering all outstanding notes to the trustee for cancellation; or

•	after all outstanding notes have become due and payable at their scheduled maturity or upon conversion, repurchase upon fundamental change or redemption, by irrevocably depositing with the trustee or the paying agent (if the paying agent is not us or any of our affiliates) cash (or, in the case of conversion, delivering to the holders cash, common stock (and cash in lieu of any fractional shares) or a combination thereof, as applicable, solely to satisfy our conversion obligation) sufficient to satisfy all obligations due on all outstanding notes and paying all other sums payable under the indenture.

Such discharge is subject to certain terms contained in the indenture.

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Calculations in Respect of Notes

We and our agents are responsible for making all calculations called for under the indenture and notes. These calculations include, but are not limited to, determination of the closing sale price of our common stock, the number of shares deliverable upon conversion of the notes, adjustments to the conversion price and the conversion rate, the applicable price, the make-whole applicable increase, the daily VWAPs, the daily settlement amounts, the daily conversion values, the conversion rate of the notes, the amount of conversion consideration deliverables in respect of any conversion and amounts of interest payable on the notes. We and our agents will make all of these calculations in good faith, and, absent manifest error, these calculations will be final and binding on all holders of notes. We will provide a copy of these calculations to the trustee (and conversion agent if not the trustee), as required, and the trustee is entitled to conclusively rely on the accuracy of our calculations without independent verification. The trustee will forward our calculations to any holder of notes upon the request of that holder.

No Personal Liability of Directors, Officers, Employees or Stockholders

None of our past, present or future directors, officers, employees or stockholders, as such, will have any liability for any of our obligations under the notes or the indenture or for any claim based on, or in respect or by reason of, such obligations or their creation. By accepting a note, each holder waives and releases all such liability. This waiver and release is part of the consideration for the issue of the notes. However, this waiver and release may not be effective to waive certain liabilities under U.S. federal securities laws, and it is the view of the SEC that such a waiver is against public policy.

Annual Reports

We must provide the trustee with a copy of the reports we must file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act no later than the date 15 business days after such reports must be filed with the SEC (after giving effect to any grace period provided by Rule 12b-25 under the Exchange Act). The filing of these reports with the SEC through its EDGAR database within the time periods for filing the same under the Exchange Act (taking into account any applicable grace periods provided thereunder) will satisfy our obligation to furnish those reports to the trustee. To the extent the TIA then applies to the indenture, we will comply with TIA §314(a). In addition, while the notes remain outstanding and are “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, we will, during any period in which we are not subject to Section 13 or 15(d) of the Exchange Act, furnish to holders of the notes and prospective investors, upon request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Unclaimed Money

Subject to applicable escheatment laws, if money deposited with the trustee or paying agent for the payment of principal of, or accrued and unpaid interest on, the notes remains unclaimed for two years, the trustee and paying agent will pay the money back to us upon our written request. After the trustee or paying agent pays the money back to us, holders of notes entitled to the money must look to us for payment as general creditors, subject to applicable law, and all liability of the trustee and the paying agent with respect to the money will cease.

Purchase and Cancellation

The registrar, paying agent and conversion agent will forward to the trustee any notes surrendered to them for transfer, exchange, payment or conversion, and the trustee will promptly cancel those notes in accordance with its customary procedures. We will not issue new notes to replace notes that we have paid or delivered to the trustee for cancellation or that any holder has converted.

We may, to the extent permitted by law, purchase notes in the open market or by tender offer at any price or by private agreement. We may, at our option surrender to the trustee for cancellation any notes we purchase in this manner. Notes surrendered to the trustee for cancellation may not be reissued or resold and will be promptly cancelled.

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Replacement of Notes

We will replace mutilated, lost, destroyed or stolen notes at the holder’s expense upon delivery to the trustee of the mutilated notes, or evidence of the loss, destruction or theft of the notes satisfactory to the trustee and us. In the case of a lost, destroyed or stolen note, we or the trustee may require, at the expense of the holder, indemnity (including in the form of a bond) reasonably satisfactory to us and the trustee.

Trustee and Transfer Agent

The trustee for the notes is Citibank, N.A. We have appointed the trustee as the initial paying agent, registrar and conversion agent with regard to the notes. The indenture permits the trustee to deal with us and any of our affiliates with the same rights the trustee would have if it were not trustee. Citibank, N.A. and its affiliates have in the past provided or may from time to time in the future provide banking and other services to us in the ordinary course of its business.

Listing and Trading

We do not intend to apply for listing of the notes on any securities exchange or to arrange for their quotation on any interdealer quotation system. Our common stock is listed for trading on The NASDAQ Global Select Market.

Registration Rights

We and the initial holders of the notes are parties to the Investment Agreement with respect to the notes, which provides the selling securityholder with certain registration rights. Pursuant to the Investment Agreement, we have agreed to use our reasonable efforts to keep the shelf registration statement of which this prospectus is a part effective until the earlier of such time as all registrable securities (a) have been sold in accordance with the plan of distribution disclosed in this prospectus or (b) otherwise cease to be deemed “registrable securities” (as defined in the Investment Agreement).

Additional Interest

If, at any time during the six-month period beginning on, and including, the date that is six months after October 4, 2018, we fail to file any document or report we are required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act, as applicable (after giving effect to all applicable grace periods thereunder and other than reports on Form 8-K), or the notes are not otherwise freely tradable by holders other than our affiliates or holders that were our affiliates at any time during the three months immediately preceding (as a result of restrictions pursuant to U.S. securities laws or the terms of the indenture or the notes), we will pay additional interest on the notes. Such additional interest will accrue on the notes at the rate of 0.50% per annum of the principal amount of the notes outstanding for each day during the period for which our failure to file has occurred and is continuing or the notes are not otherwise freely tradable by holders other than our affiliates (or holders that have been our affiliates at any time during the three months immediately preceding) without restrictions pursuant to U.S. securities laws or the terms of the indenture or the notes. As used in this paragraph, documents or reports that we are required to “file” with the SEC pursuant to Section 13 or 15(d) of the Exchange Act do not include documents or reports that we furnish to the SEC pursuant to Section 13 or 15(d) of the Exchange Act.

If, and for so long as, the notes are not freely tradable by holders other than our affiliates or holders that were our affiliates at any time during the three months immediately preceding (without restrictions pursuant to U.S. securities laws or the terms of the indenture or the notes) October 4, 2019, then commencing five business days after a holder’s written notice of the same, we will pay additional interest on the notes at a rate equal to 0.50% per annum of the principal amount of notes outstanding until the notes are freely tradable by holders other than our affiliates (or holders that were our affiliates at any time during the three months immediately preceding) without restrictions pursuant to U.S. securities laws or the terms of the indenture or the notes.

The additional interest that is payable in accordance with the foregoing provisions will, subject to the immediately succeeding sentence, be in addition to, and not in lieu of, any additional interest that may be payable as a result of our election to pay additional interest as described under “—Events of Default.” However, in no event will any additional interest that may accrue as a result of our failure to timely file any document or report that we are required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act, as applicable (after giving effect to all applicable grace periods thereunder and other than reports on Form 8-K), as described in the second immediately preceding paragraph, together with any interest that may accrue in the event we elect, as described under “—Events of Default,” to pay additional interest in respect of an event of default relating to our failure to comply with our obligations as set forth in under the heading “—Annual Reports,” accrue at a rate in excess of 0.50% per annum, regardless of the number of events or circumstances giving rise to the requirement to pay such additional interest.

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Additional interest will be payable in arrears on each interest payment date following accrual thereof in the same manner as regular interest on the notes.

Form, Denomination and Registration of Notes

The notes have been issued as global securities (as defined below) in registered form, without interest coupons, in minimum denominations and integral multiples of $1,000 principal amount, in the form of securities as set forth in the indenture. The trustee need not register the transfer of or exchange any note for which a fundamental change repurchase notice, investor repurchase notice or redemption notice has been delivered, and not withdrawn, except (i) if we default in the payment of the fundamental change repurchase price or the redemption price or (ii) with respect to that portion of the notes not being repurchased or redeemed.

Physical notes may be issued in exchange for interests in a global security solely pursuant to the indenture. So long as the notes, or portion thereof, are eligible for book-entry settlement with DTC, unless otherwise required by law, subject to the indenture, such notes may be represented by one or more notes in global form registered in the name of the DTC or DTC’s nominee (“global securities”). The transfer and exchange of beneficial interests in any such global securities shall be effected through DTC in accordance with the indenture and DTC’s applicable procedures. Except as provided in the indenture, beneficial owners of a global security shall not be entitled to have certificates registered in their names, will not receive or be entitled to receive physical notes and such beneficial owners will not be considered holders of such global security. Any global securities shall represent such amount of the outstanding notes as shall be specified therein and shall provide that it shall represent the aggregate amount of outstanding notes from time to time endorsed thereon and that the aggregate amount of outstanding notes represented thereby may from time to time be increased or reduced to reflect issuances, repurchases, redemptions, conversions, transfers or exchanges permitted hereby. Any endorsement of a global security to reflect the amount of any increase or decrease in the amount of outstanding notes represented thereby shall be made by the trustee or the custodian for the global security, at the written direction of the trustee, in such manner and upon instructions given by the holder of such notes in accordance with the indenture. Payment of principal of, and interest on, any global securities (including the fundamental change repurchase price or redemption price, if applicable) shall be made to DTC or its nominee in immediately available funds.

We will not impose a service charge in connection with any transfer or exchange of any note, but we and the trustee may require payment of a sum sufficient to cover any documentary, stamp, issue or transfer tax or similar governmental charge that may be imposed in connection with any transfer or exchange of notes, other than certain exchanges under the indenture not involving any transfer.

Book-entry Procedures for the Global Securities

All interests in the global securities will be subject to the operations and procedures of DTC and, therefore, you must allow for sufficient time in order to comply with these procedures if you wish to exercise any of your rights with respect to the notes. We provide the following summary of those operations and procedures solely for the convenience of investors. The operations and procedures of DTC are controlled by that settlement system and may be changed at any time. We are not responsible for those operations or procedures.

DTC has advised us that it is:

•	a limited purpose trust company organized under the laws of the State of New York;

•	a “banking organization” within the meaning of the New York State Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the Uniform Commercial Code; and

•	a “clearing agency” registered under Section 17A of the Exchange Act.

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DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between its participants through electronic book-entry changes to the accounts of its participants. DTC’s participants include securities brokers and dealers; banks and trust companies; clearing corporations and other organizations. Indirect access to DTC’s system is also available to others such as banks, brokers, dealers and trust companies; these indirect participants clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly. Investors who are not DTC participants may beneficially own securities held by or on behalf of DTC only through DTC participants or indirect participants in DTC.

So long as DTC’s nominee is the registered owner of a global security, that nominee will be considered the sole owner or holder of the notes represented by that global security for all purposes under the indenture. Except as provided below, owners of beneficial interests in a global note:

•	will not be entitled to have notes represented by the global note registered in their names;

•	will not receive or be entitled to receive physical, certificated notes; and

•	will not be considered the owners or holders of the notes under the indenture for any purpose, including with respect to the giving of any direction, instruction or approval to the trustee under the indenture.

As a result, each investor who owns a beneficial interest in a global note must rely on the procedures of DTC to exercise any rights of a holder of notes under the indenture (and, if the investor is not a participant or an indirect participant in DTC, on the procedures of the DTC participant through which the investor owns its interest).

Payments by participants and indirect participants in DTC to the owners of beneficial interests in a global note will be governed by standing instructions and customary industry practice and will be the responsibility of those participants or indirect participants and DTC. Transfers between participants in DTC will be effected under DTC’s procedures and will be settled in same-day funds.

Physical Notes

Notes in physical, certificated form will be issued and delivered to each person that DTC identifies as a beneficial owner of the related notes only if:

•	DTC notifies us at any time that it is unwilling or unable to continue as depositary for any global security, or DTC ceases to be a “clearing agency” registered under Section 17A of the Exchange Act and, in either case, a successor depository is not appointed within 90 days; or

•	an event of default with respect to the notes has occurred and is continuing and the registrar has received a request (via DTC) from such beneficial owner that its notes be issued in physical, certificated form.

We may also exchange beneficial interests in a global security for one or more physical notes registered in the name of the owner of beneficial interests if we and such owner of such beneficial interests agree to such exchange.

Governing Law

The indenture and the notes, and any claim, controversy or dispute arising under or related to the indenture or the notes, are governed by and will be construed in accordance with the laws of the State of New York.

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DESCRIPTION OF CAPITAL STOCK

General

The following description of our capital stock and of certain provisions of our amended and restated certificate of incorporation and fourth amended and restated by-laws (“by-laws”) and certain provisions of Delaware law do not purport to be complete and are subject to and qualified in their entirety by reference to our restated certificate of incorporation and our by-laws and the General Corporation Law of the State of Delaware (the “DGCL”). Our restated certificate of incorporation and by-laws are filed herewith and incorporated herein by reference. References in this section to the “Company,” “we,” “us” and “our” refer to ExlService Holdings, Inc. and not to any of its subsidiaries.

Our authorized capital stock consists of 100,000,000 shares of common stock and 15,000,000 of preferred stock, of which 34,323,339 shares of common stock and no shares of preferred stock are outstanding (excluding unvested restricted shares and shares to be issued upon exercise of outstanding options), as of February 25, 2019.

Common Stock

The holders of our common stock are entitled to one vote per share on all matters submitted to a vote of stockholders, including the election of directors. Holders of the common stock do not have any preemptive rights (subject to the preemptive rights that Orogen may have in respect of its shares of common stock following the exercise of its conversion rights, as described herein). Further, holders of the common stock do not have cumulative voting rights, which means that the holders of a majority of the shares of common stock cast in the election of a director in an uncontested election (as defined in our by-laws) can elect each director then being elected. The holders of our common stock are entitled to receive dividends when, as, and if declared by our board out of legally available funds. Upon our liquidation or dissolution, the holders of common stock will be entitled to share ratably in those of our assets that are legally available for distribution to stockholders after payment of liabilities and subject to the prior rights of any holders of preferred stock then outstanding. All of the outstanding shares of common stock are, and the shares of common stock issuable upon conversion of the notes will be, fully paid and nonassessable. The rights, preferences and privileges of holders of common stock are subject to the rights of the holders of shares of any series of preferred stock that may be issued in the future.

Preferred Stock

We are authorized, without shareholder approval, to issue up to 15,000,000 shares of preferred stock. Our board of directors is authorized, subject to limitations prescribed by Delaware law and our certificate of incorporation, to determine the terms and conditions of the preferred stock, including whether the shares of preferred stock will be issued in one or more series, the number of shares to be included in each series and the powers, designations, preferences and rights of the shares. Our board of directors also is authorized to designate any qualifications, limitations or restrictions on the shares without any further vote or action by the stockholders. The issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of our company and may adversely affect the voting and other rights of the holders of our common stock, which could have an adverse impact on the market price of our common stock. We have no current plan to issue any shares of preferred stock following the consummation of this offering.

Certain Certificate of Incorporation, By-Law and Statutory Provisions

Certain of the provisions of our certificate of incorporation and by-laws and of the DGCL summarized below may have an anti-takeover effect and may delay, defer or prevent a tender offer or takeover attempt that you might consider in your best interest, including an attempt that might result in your receipt of a premium over the market price for your shares.

Directors’ Liability; Indemnification of Directors and Officers

Our certificate of incorporation provides that a director will not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except:

•	for any breach of the duty of loyalty;

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•	for acts or omissions not in good faith or which involve intentional misconduct or knowing violations of law;

•	for liability under Section 174 of the DGCL (relating to unlawful dividends, stock repurchases, or stock redemptions); or

•	for any transaction from which the director derived any improper personal benefit.

This provision does not limit or eliminate our rights or those of any stockholder to seek non-monetary relief such as an injunction or rescission in the event of a breach of a director’s duty of care. The provisions do not alter the liability of directors under federal securities laws. In addition, our certificate of incorporation and by-laws provide that we indemnify each director and the officers, employees, and agents determined by our board of directors to the fullest extent provided by the laws of the State of Delaware.

Special Meetings of Stockholders

Our certificate of incorporation provides that special meetings of stockholders may be called only by the chairman or by a majority of the members of our board. Stockholders are not permitted to call a special meeting of stockholders, to require that the chairman call such a special meeting, or to require that our board request the calling of a special meeting of stockholders.

Stockholder Action; Advance Notice Requirements for Stockholder Proposals and Director Nominations

Our certificate of incorporation provides that stockholders may not take action by written consent, but may only take action at duly called annual or special meetings, unless the action to be effected by written consent and the taking of such action by written consent have expressly been approved in advance by the board. In addition, our by-laws establish advance notice procedures for:

•	stockholders to nominate candidates for election as a director; and

•	stockholders to propose topics for consideration at stockholders’ meetings.

Stockholders must notify our corporate secretary in writing prior to the meeting at which the matters are to be acted upon or directors are to be elected. The notice must contain the information specified in our by-laws. To be timely, the notice must be received at our corporate headquarters not less than 90 days nor more than 120 days prior to the first anniversary of the date of the prior year’s annual meeting of stockholders. If the annual meeting is advanced by more than 30 days, or delayed by more than 70 days, from the anniversary of the preceding year’s annual meeting, or if no annual meeting was held in the preceding year or for the first annual meeting following this offering, notice by the stockholder, to be timely, must be received not earlier than the 120th day prior to the annual meeting and not later than the later of the 90th day prior to the annual meeting or the 10th day following the day on which we notify stockholders of the date of the annual meeting, either by mail or other public disclosure. In the case of a special meeting of stockholders called to elect directors, the stockholder notice must be received not earlier than 120 days prior to the special meeting and not later than the later of the 90th day prior to the special meeting or 10th day following the day on which we notify stockholders of the date of the special meeting, either by mail or other public disclosure. Notwithstanding the above, in the event that the number of directors to be elected to the board at an annual meeting is increased and we do not make any public announcement naming the nominees for the additional directorships at least 100 days before the first anniversary of the preceding year’s annual meeting, a stockholder notice of nomination shall also be considered timely, but only with respect to nominees for the additional directorships, if it is delivered not later than the close of business on the tenth day following the day on which such public announcement is first made. These provisions may preclude some stockholders from bringing matters before the stockholders at an annual or special meeting or from nominating candidates for director at an annual or special meeting.

Election and Removal of Directors

Our board is divided into three classes. The directors in each class serve for three-year terms, one class being elected each year by our stockholders. Our stockholders may only remove directors for cause and with the vote of at least 66⅔% of the total voting power of our issued and outstanding capital stock entitled to vote in the election of directors. Our board of directors may elect a director to fill a vacancy, including vacancies created by the expansion of the board of directors. This system of electing and removing directors may discourage a third party from making a tender offer or otherwise attempting to obtain control of us, because it generally makes it more difficult for stockholders to replace a majority of our directors.

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Our certificate of incorporation and by-laws do not provide for cumulative voting in the election of directors.

Amendment of the Certificate of Incorporation and By-Laws

Our certificate of incorporation will provide that the affirmative vote of the holders of at least 66⅔% of the voting power of our issued and outstanding capital stock entitled to vote in the election of directors, is required to amend the following provisions of our certificate of incorporation:

•	the provisions relating to our classified board of directors;

•	the provisions relating to the number and election of directors, the appointment of directors upon an increase in the number of directors or vacancy, and the provisions relating to the removal of directors;

•	the provisions requiring a 66⅔% stockholder vote for the amendment of certain provisions of our articles of incorporation and for the adoption, amendment or repeal of our by-laws;

•	the provisions relating to the restrictions on stockholder actions by written consent; and

•	the provisions relating to the calling of meetings of stockholders.

In addition, the board of directors will be permitted to alter our by-laws without obtaining stockholder approval and the affirmative vote of holders of at least 66⅔% of the voting power of our issued and outstanding capital stock entitled to vote in the election of directors will be required for any amendment to our by-laws by the stockholders.

Anti-Takeover Provisions of Delaware Law

We are subject to the provisions of Section 203 of the DGCL. In general, Section 203 prevents an interested stockholder (defined generally as a person owning 15% or more of the corporation’s outstanding capital stock entitled to vote generally in the election of directors) of a Delaware corporation from engaging in a business combination (as defined) for three years following the date that person became an interested stockholder unless various conditions are satisfied.1

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Trust Company, N.A. The transfer agent’s address is 250 Royall Street, Canton, MA 02021.

Stock Exchange Listing

Our common stock is listed on the NASDAQ Global Select Market under the symbol “EXLS.”

1 NTD: discuss whether to reference Orogen’s 203 waiver.

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PLAN OF DISTRIBUTION

The selling securityholder, including its pledgees, donees, transferees, distributees, beneficiaries or other successors in interest, may from time to time offer some or all of the notes or shares of common stock issuable upon conversion of the notes (collectively, “Securities”) covered by this prospectus. To the extent required, this prospectus may be amended and supplemented from time to time to describe a specific plan of distribution designated by the selling securityholder.

The selling securityholder will not pay any of the costs, expenses and fees in connection with the registration and sale of the Securities covered by this prospectus, but it will pay any and all underwriting discounts, selling commissions and stock transfer taxes, if any, attributable to sales of the Securities. We will not receive any proceeds from the sale of the Securities covered hereby.

The selling securityholder may sell the Securities covered by this prospectus from time to time, and may also decide not to sell all or any of the Securities that it is allowed to sell under this prospectus. The selling securityholder will act independently of us in making decisions regarding the timing, manner and size of each sale. These dispositions may be at fixed prices, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at varying prices determined at the time of sale, or at privately negotiated prices. Sales may be made by the selling securityholder in one or more types of transactions, which may include:

•	purchases by underwriters, dealers and agents who may receive compensation in the form of underwriting discounts, concessions or commissions from the selling securityholder and/or the purchasers of the Securities for whom they may act as agent;

•	one or more block transactions, including transactions in which the broker or dealer so engaged will attempt to sell the Securities as agent but may position and resell a portion of the block as principal to facilitate the transaction, or in crosses, in which the same broker acts as an agent on both sides of the trade;

•	ordinary brokerage transactions or transactions in which a broker solicits purchases;

•	purchases by a broker-dealer or market maker, as principal, and resale by the broker-dealer for its account;

•	the pledge of Securities for any loan or obligation, including pledges to brokers or dealers who may from time to time effect distributions of Securities;

•	short sales or transactions to cover short sales relating to the Securities;

•	one or more exchanges or over the counter market transactions;

•	through distribution by a selling securityholder or its successor in interest to its members, general or limited partners or shareholders (or their respective members, general or limited partners or shareholders);

•	privately negotiated transactions;

•	the writing of options, whether the options are listed on an options exchange or otherwise;

•	distributions to creditors and equity holders of the selling securityholder; and

•	any combination of the foregoing, or any other available means allowable under applicable law.

The selling securityholder may also resell all or a portion of its Securities in open market transactions in reliance upon Rule 144 under the Securities Act, provided the selling securityholder meets the criteria and conforms to the requirements of Rule 144 and all applicable laws and regulations.

The selling securityholder may enter into sale, forward sale and derivative transactions with third parties, or may sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with those sale, forward sale or derivative transactions, the third parties may sell securities covered by this prospectus, including in short sale transactions and by issuing securities that are not covered by this prospectus but are exchangeable for or represent beneficial interests in the common stock. The third parties also may use shares received under those sale, forward sale or derivative arrangements or shares pledged by the selling securityholder or borrowed from the selling securityholder or others to settle such third-party sales or to close out any related open borrowings of common stock. The third parties may deliver this prospectus in connection with any such transactions. Any third party in such sale transactions will be an underwriter and will be identified in a supplement or a post-effective amendment to the registration statement of which this prospectus is a part as may be required.

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In addition, the selling securityholder may engage in hedging transactions with broker-dealers in connection with distributions of Securities or otherwise. In those transactions, broker-dealers may engage in short sales of securities in the course of hedging the positions they assume with the selling securityholder. The selling securityholder may also sell securities short and redeliver securities to close out such short positions. The selling securityholder may also enter into option or other transactions with broker-dealers which require the delivery of securities to the broker-dealer. The broker-dealer may then resell or otherwise transfer such securities pursuant to this prospectus. The selling securityholder also may loan or pledge shares, and the borrower or pledgee may sell or otherwise transfer the Securities so loaned or pledged pursuant to this prospectus. Such borrower or pledgee also may transfer those Securities to investors in our securities or the selling securityholder’s securities or in connection with the offering of other securities not covered by this prospectus.

To the extent necessary, the specific terms of the offering of Securities, including the specific Securities to be sold, the name of the selling securityholder, the respective purchase prices and public offering prices, the names of any underwriter, broker-dealer or agent, if any, and any applicable compensation in the form of discounts, concessions or commissions paid to underwriters or agents or paid or allowed to dealers will be set forth in a supplement to this prospectus or a post-effective amendment to this registration statement of which this prospectus forms a part. The selling securityholder may, or may authorize underwriters, dealers and agents to, solicit offers from specified institutions to purchase Securities from the selling securityholder. These sales may be made under “delayed delivery contracts” or other purchase contracts that provide for payment and delivery on a specified future date. If necessary, any such contracts will be described and be subject to the conditions set forth in a supplement to this prospectus or a post-effective amendment to this registration statement of which this prospectus forms a part.

Broker-dealers or agents may receive compensation in the form of commissions, discounts or concessions from the selling securityholder. Broker-dealers or agents may also receive compensation from the purchasers of Securities for whom they act as agents or to whom they sell as principals, or both. Compensation as to a particular broker-dealer might be in excess of customary commissions and will be in amounts to be negotiated in connection with transactions involving Securities. In effecting sales, broker-dealers engaged by the selling securityholder may arrange for other broker-dealers to participate in the resales.

In connection with sales of Securities covered hereby, the selling securityholder and any underwriter, broker-dealer or agent and any other participating broker-dealer that executes sales for the selling securityholder may be deemed to be an “underwriter” within the meaning of the Securities Act. Accordingly, any profits realized by the selling securityholder and any compensation earned by such underwriter, broker-dealer or agent may be deemed to be underwriting discounts and commissions. If the selling securityholder is an “underwriter” under the Securities Act, it must deliver this prospectus in the manner required by the Securities Act. This prospectus delivery requirement may be satisfied through the facilities of the NASDAQ Stock Market in accordance with Rule 153 under the Securities Act or satisfied in accordance with Rule 174 under the Securities Act.

We and the selling securityholder have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act. In addition, we or the selling securityholder may agree to indemnify any underwriters, broker-dealers and agents against or contribute to any payments the underwriters, broker-dealers or agents may be required to make with respect to, civil liabilities, including liabilities under the Securities Act. Underwriters, broker-dealers and agents and their affiliates are permitted to be customers of, engage in transactions with, or perform services for us and our affiliates or the selling securityholder or its affiliates in the ordinary course of business.

The selling securityholder will be subject to applicable provisions of Regulation M of the Exchange Act and the rules and regulations thereunder, which provisions may limit the timing of purchases and sales of any of the Securities by the selling securityholder. Regulation M may also restrict the ability of any person engaged in the distribution of the Securities to engage in market-making activities with respect to the Securities. These restrictions may affect the marketability of such Securities.

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In order to comply with applicable securities laws of some states or countries, the Securities may only be sold in those jurisdictions through registered or licensed brokers or dealers and in compliance with applicable laws and regulations. In addition, in certain states or countries the Securities may not be sold unless they have been registered or qualified for sale in the applicable state or country or an exemption from the registration or qualification requirements is available. In addition, any Securities of a selling securityholder covered by this prospectus that qualify for sale pursuant to Rule 144 under the Securities Act may be sold in open market transactions under Rule 144 rather than pursuant to this prospectus.

In connection with an offering of Securities under this prospectus, the underwriters may purchase and sell securities of the Company in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in an offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the securities while an offering is in progress.

The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the underwriters have repurchased securities sold by or for the account of that underwriter in stabilizing or short-covering transactions.

These activities by the underwriters may stabilize, maintain or otherwise affect the market price of the Securities offered under this prospectus. As a result, the price of the Securities may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected on the NASDAQ Stock Market or another securities exchange or automated quotation system, or in the over-the-counter market or otherwise.

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CERTAIN MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of certain material U.S. federal income tax considerations of the purchase, ownership and disposition of the notes and the shares of common stock into which the notes may be converted, as of the date of this prospectus. This summary is based upon provisions of the Internal Revenue Code of 1986, as amended (the “Code”), applicable regulations, administrative rulings and judicial decisions in effect as of the date hereof, any of which may subsequently be changed, possibly retroactively, so as to result in U.S. federal income tax consequences different from those discussed below. Except where noted, this summary deals only with a note or share of common stock acquired pursuant to a conversion of such note held as a capital asset by a beneficial owner who purchased such note from the selling securityholder pursuant to this prospectus. This summary does not address all aspects of U.S. federal income taxes and does not deal with all tax consequences that may be relevant to holders in light of their personal circumstances or particular situations, such as:

•	tax consequences to holders who may be subject to special tax treatment, including dealers in securities or currencies, banks, financial institutions, regulated investment companies, real estate investment trusts, tax-exempt entities, insurance companies, or traders in securities that elect to use a mark-to-market method of accounting for their securities;

•	tax consequences to persons holding notes or common stock as a part of a hedging, integrated or conversion transaction or a straddle or persons deemed to sell notes or common stock under the constructive sale provisions of the Code;

•	tax consequences to U.S. holders (as defined below) whose “functional currency” is not the U.S. dollar;

•	tax consequences to pass-through entities (and their partners, members or owners);

•	tax consequences to a holder who is a “controlled foreign corporation,” “passive foreign investment company,” “qualified foreign pension fund” or “U.S. expatriate;”

•	alternative minimum tax consequences, if any;

•	any state, local or non-U.S. tax consequences;

•	any Medicare net investment income tax consequences;

•	tax consequences to any non-U.S. holder (as defined below) that owns, or is deemed to own, more than 5% of our common stock, or any non-U.S. holder that, on the date of any acquisition of any notes, owns notes with a fair market value of more than 5% of the fair market value of our common stock;

•	tax consequences to persons required for U.S. federal income tax purposes to conform the timing of income accruals with respect to the notes to their financial statements under Section 451 of the Code;

•	tax consequences to any holder subject to Section 1061 of the Code; and

•	estate or gift tax consequences, if any.

If an entity or arrangement, domestic or foreign, that is treated as a partnership for U.S. federal income tax purposes holds notes or shares of common stock, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner in a partnership holding the notes or shares of common stock, you should consult your tax advisor.

This summary of certain material U.S. federal income tax considerations is for general information only and is not tax advice. You should consult your tax advisor with respect to the application of U.S. federal income tax laws to your particular situation as well as any tax consequences of the purchase, ownership, and disposition of the notes or the shares of our common stock into which the notes are convertible arising under U.S. federal estate or gift tax rules or under the laws of any state, local, non-U.S. or any other taxing jurisdiction or under any applicable tax treaty.

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As used herein, the term “U.S. holder” means a beneficial owner of notes or shares of common stock received upon conversion of the notes that is, for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States or any political subdivision thereof;

•	a corporation (or any other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•	a trust, if it (i) is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (ii) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

A “non-U.S. holder” is a beneficial owner (other than a partnership or any entity, domestic or foreign, that is treated as a partnership for U.S. federal income tax purposes) of notes or shares of common stock received upon conversion of the notes that is not a U.S. holder. Special rules may apply to certain non-U.S. holders such as corporations that accumulate earnings to avoid federal income tax or, in certain circumstances, individuals who are U.S. expatriates. Consequently, non-U.S. holders should consult their tax advisors to determine the U.S. federal, state, local and other tax consequences that may be relevant to them.

Consequences to U.S. Holders

Payments of Interest

Interest on a note will generally be taxable to a U.S. holder as ordinary income at the time it is paid or accrued in accordance with the U.S. holder’s usual method of accounting for tax purposes.

We may be required to make payments of additional interest to holders of the notes if we do not make required filings with the SEC or if the notes are not freely tradable, as described under “Description of Notes—Additional Interest,” or, at our option, if we fail to comply with certain reporting and information delivery obligations, as described under “Description of Notes—Events of Default.” We believe that there is only a remote possibility that we would pay additional interest, or that if such additional interest were paid, it would be an incidental amount, and therefore we do not intend to treat the notes as subject to the special rules governing certain contingent payment debt instruments as a result of the possibility that such payments may be made. This discussion assumes that the notes are not treated as contingent payment debt instruments. If, contrary to expectations, we pay additional interest, such additional interest should be taxable to a U.S. holder as ordinary income at the time it accrues or is paid in accordance with the U.S. holder’s regular method of tax accounting. U.S. holders should consult their own tax advisors regarding treatment of such amounts.

Market Discount

A U.S. holder that purchases a note from the selling securityholder pursuant to this prospectus for an amount that is less than its stated principal amount may be treated as acquiring such note with “market discount.” Subject to a de minimis exception, the “market discount” on a note will equal the amount, if any, by which its stated principal amount exceeds the U.S. holder’s adjusted tax basis in the note immediately after its acquisition.

If a U.S. holder acquires a note at a market discount and does not elect to include market discount in income as it accrues, such U.S. holder will generally be required to treat any gain recognized on a sale, exchange, redemption or other taxable disposition of the note as ordinary income to the extent of accrued market discount on such note at the time of such sale, exchange, redemption or other taxable disposition. In addition, such U.S. holder may be required to include accrued market discount in income upon a disposition of a note in certain otherwise non-taxable transactions as if such U.S. holder sold the note for its fair market value. A U.S. holder that acquires a note at a market discount and does not elect to include market discount in income as it accrues may be required to defer the deduction of all or a portion of the interest expense on any indebtedness incurred or maintained to purchase or carry the note until maturity or until a taxable disposition of the note.

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A U.S. holder may elect to include market discount in income on a current basis as it accrues over the remaining term of the note (on either a ratable or constant-yield method). Once made, this election applies to all market discount obligations acquired by such U.S. holder on or after the first taxable year to which the election applies and may not be revoked without the consent of the Internal Revenue Service (the “IRS”). If a U.S. holder makes such an election, the rules described above which treat gain realized on a note as ordinary income to the extent of accrued market discount and require deferral of certain interest deductions will not apply. The market discount rules are complex and U.S. holders should consult their own tax advisors regarding the application of these rules to their investment in the notes and the election to include market discount in income on a current basis, including with respect to the application of the market discount rules following a conversion of notes into shares of common stock.

Generally, upon conversion of a note acquired at a market discount into shares of common stock, any market discount not previously included in income (including as a result of the conversion) will carry over to the shares of common stock received in exchange for the note. Any such market discount that is carried over to shares of common stock received upon conversion will be taxable as ordinary income upon the sale or other disposition of such shares of common stock (including a deemed sale or disposition of a fractional share of common stock pursuant to a conversion). U.S. holders holding notes acquired with a market discount should consult their own tax advisors as to the particular tax consequences to them of conversion of a note for cash and common stock.

Amortizable Bond Premium

If a U.S. holder acquires a note for an amount that is greater than the sum of all amounts payable on the note after the acquisition date other than payments of stated interest (generally, the note’s principal amount), such U.S. holder generally will be considered to have acquired the note with “amortizable bond premium.” For purposes of determining the amount of any amortizable bond premium on a note, the purchase price for the note is reduced by the amount of the portion of the purchase price attributable to the note’s conversion feature. In general, the amortizable bond premium with respect to a note will be equal to the excess, if any, of (i) the U.S. holder’s adjusted tax basis in the note immediately after its acquisition reduced by an amount equal to the value of the note’s conversion feature over (ii) the note’s principal amount.

A U.S. holder may elect to amortize such premium over the remaining term of the note using a constant yield method. A U.S. holder generally may use the amortizable bond premium allocable to an accrual period to offset stated interest otherwise required to be included in income with respect to the note in that accrual period under the U.S. holder’s regular method of accounting for U.S. federal income tax purposes. Once made, an election to amortize bond premium applies to all debt obligations held as of the beginning of the taxable year to which such election applies or subsequently acquired by such U.S. holder and may not be revoked without the consent of the IRS.

Sale, Exchange, Redemption, Repurchase or Other Taxable Disposition of Notes

Except as provided below under “Consequences to U.S. Holders—Conversion of Notes,” a U.S. holder will generally recognize capital gain or loss upon the sale, exchange, redemption, repurchase or other taxable disposition of a note, equal to the difference between the sum of the cash plus the fair market value of any other property received upon such disposition (excluding any amount attributable to accrued but unpaid interest, which will be treated as described above under “Consequences to U.S. Holders—Payments of Interest”) and such U.S. holder’s adjusted tax basis in the note. A U.S. holder’s tax basis in a note will generally be equal to the amount that the U.S. holder paid for the note, increased by the amounts of any market discount previously included in income by the U.S. holder and reduced by any amortized premium. If, at the time of the sale, exchange, redemption or other taxable disposition of the note, a U.S. holder held the note for more than one year, such gain or loss will be long-term capital gain or loss. Long-term capital gains recognized by certain non-corporate U.S. holders, including individuals, will generally be subject to a reduced rate of U.S. federal income tax. The deductibility of capital losses is subject to significant limitation.

Conversion of Notes

If a U.S. holder presents a note for conversion, a U.S. holder may receive solely cash, solely common stock, or a combination of cash and common stock in exchange for notes, depending upon our chosen settlement method.

If a U.S. holder receives solely common stock (and cash in lieu of a fractional share) in exchange for notes upon conversion, the U.S. holder generally will not recognize gain or loss upon the conversion of the notes into common stock except to the extent of (i) cash received in lieu of a fractional share and (ii) amounts received with respect to accrued and unpaid interest (which will be treated as described above), subject to the discussion under “Consequences to U.S. Holders—Constructive Distributions” below regarding the possibility that an adjustment to the conversion rate of a note converted in connection with a fundamental change may be treated as a taxable stock dividend. The tax basis of shares of common stock received upon a conversion (including any fractional share deemed to be received by the U.S. holder but excluding shares attributable to accrued and unpaid interest, the tax basis of which will equal their fair market value) will equal the adjusted tax basis of the note that was converted. The U.S. holder’s holding period for the shares of common stock will include the period during which the U.S. holder held the notes, except that the holding period of any shares received with respect to accrued and unpaid interest will commence on the day after the date of receipt.

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If a U.S. holder receives solely cash in exchange for notes upon conversion, the U.S. holder’s gain or loss will be determined in the same manner as if the U.S. holder disposed of the notes in a taxable disposition (as described above under “Consequences to U.S. Holders—Sale, Exchange, Redemption, Repurchase or Other Taxable Disposition of Notes”), subject to the discussion under “Consequences to U.S. Holders—Constructive Distributions” below regarding the possibility that an adjustment to the conversion rate of a note converted in connection with a fundamental change may be treated as a taxable stock dividend.

The U.S. federal income tax treatment of the conversion of a note into cash and common stock is uncertain, and U.S. holders should consult their tax advisors regarding the consequences of such a conversion. In general, the income tax treatment will depend on whether the conversion is treated as a recapitalization or alternatively as a conversion of a portion of the note for common stock and a taxable sale of a portion of the note for cash. You should consult your tax advisor regarding a conversion of the notes into a combination of cash and shares.

We intend to take the position that the notes are securities for U.S. federal income tax purposes and if upon a conversion, a U.S. Holder receives a combination of cash (other than cash in lieu of a fractional share) and common stock, that the conversion will be treated as a recapitalization for U.S. federal income tax purposes. In such case, a U.S. holder will recognize gain, but not loss, in an amount equal to the lesser of (i) the excess of the sum of the cash and the fair market value of the common stock received (other than amounts attributable to accrued and unpaid interest, which will be treated as described above under “Consequences to U.S. Holders—Payments of Interest”) over the U.S. holder’s adjusted tax basis in the notes converted and (ii) the amount of cash received (other than cash received in lieu of a fractional share or cash attributable to accrued and unpaid interest), subject to the discussion under “Consequences to U.S. Holders—Constructive Distributions” below regarding the possibility that an adjustment to the conversion rate of a note converted in connection with a fundamental change may be treated as a taxable stock dividend. Any gain recognized on conversion generally will be capital gain and will be long-term capital gain if, at the time of the conversion, the note has been held for more than one year.

The tax basis of the shares of common stock received upon such a conversion (including any fractional share deemed to be received by the U.S. holder but excluding common stock attributable to accrued and unpaid interest) generally will equal the tax basis of the note that was converted, reduced by the amount of any cash received (other than cash received in lieu of a fractional share or cash attributable to accrued and unpaid interest), and increased by the amount of gain, if any, recognized (other than with respect to a fractional share). A U.S. holder’s tax basis in a fractional share of our common stock will be determined by allocating such holder’s tax basis in the shares of our common stock, as determined in accordance with the previous sentence, between the shares of our common stock actually received and the fractional share of our common stock deemed received upon conversion, in accordance with their respective fair market values. A U.S. holder’s holding period for shares of common stock (other than common stock attributable to accrued and unpaid interest) will include the period during which the U.S. holder held the notes. A U.S. holder’s tax basis in common stock attributable to accrued and unpaid interest will equal its fair market value on the date of receipt and the holding period for such stock will commence on the day after the date of receipt.

Cash received in lieu of a fractional share of our common stock upon a conversion of a note should be treated as a payment in exchange for the fractional share of our common stock. Accordingly, the receipt of cash in lieu of a fractional share of our common stock should generally result in capital gain or loss, if any, measured by the difference between the cash received for the fractional share of our common stock and a U.S. holder’s tax basis allocable to such fractional share of our common stock, as described above.

If the conversion of a note into cash and common stock were not treated as a recapitalization, the cash payment received may be treated as proceeds from the sale of a portion of the note taxable in the manner described under “Consequences to U.S. Holders—Sale, Exchange, Redemption, Repurchase or Other Taxable Disposition of Notes” above, and the common stock received on such a conversion (other than common stock attributable to accrued and unpaid interest) would be treated as received upon a conversion of the other portion of the note, which generally would not be taxable to a U.S. holder (as described above). In that case, the U.S. holder’s tax basis in the note would generally be allocated pro rata among the common stock received and the portion of the note that is treated as sold for cash. The holding period for the common stock received in the conversion (other than common stock attributable to accrued and unpaid interest) would include the holding period for the notes.

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A U.S. holder that converts a note between a record date for an interest payment and the next interest payment date and consequently receives a payment of cash interest, as described in “Description of Notes—Conversion Rights,” should consult its own tax advisor concerning the appropriate treatment of such payments.

As described in “Description of Notes—Conversion Rights,” our delivery of cash, shares of common stock, or a combination of cash and shares of common stock will be deemed to satisfy our obligation with respect to accrued and unpaid interest on the notes, except upon conversion upon notice of redemption. We intend to take the position that, upon a conversion of notes, accrued and unpaid interest is first paid by any cash paid upon such conversion (other than cash paid in lieu of a fractional share).

Possible Effect of the Change in Conversion Consideration after a Change in Control

In the event we undergo certain of the events described under “Description of Notes— Change in the Conversion Right Upon Certain Reclassifications, Business Combinations and Asset Sales,” the conversion rate and the related conversion consideration may be adjusted such that a U.S. holder would be entitled to convert its notes into the shares, property or assets described in such section. Depending on the facts and circumstances at the time of such event, such adjustment may result in a deemed exchange of the outstanding notes, which may be a taxable event for U.S. federal income tax purposes. A U.S. holder should consult its tax advisor regarding the U.S. federal income tax consequences of such an adjustment.

Distributions

Distributions, if any, made on our common stock to a U.S. holder generally will be included in a U.S. holder’s income as ordinary dividend income to the extent of our current or accumulated earnings and profits. However, with respect to dividends received by certain non-corporate U.S. holders (including individuals), such dividends are generally taxed at the lower applicable long-term capital gains rates, provided certain holding period requirements are satisfied. Distributions in excess of our current and accumulated earnings and profits will be treated as a return of capital to the extent of a U.S. holder’s tax basis in the common stock and thereafter as capital gain from the sale or exchange of such common stock. Dividends received by a corporation may be eligible for a dividends received deduction, subject to applicable limitations.

Constructive Distributions

The conversion rate of the notes will be adjusted in certain circumstances. Adjustments (or failures to make adjustments) that have the effect of increasing a U.S. holder’s proportionate interest in our assets or earnings may in some circumstances result in a deemed distribution to a U.S. holder for U.S. federal income tax purposes. Adjustments to the conversion rate made pursuant to a bona fide reasonable adjustment formula that has the effect of preventing the dilution of the interest of the holders of the notes, however, will generally not be considered to result in a deemed distribution to a U.S. holder. Certain of the possible conversion rate adjustments provided in the notes (including, without limitation, adjustments in respect of taxable dividends to holders of our common stock) will not qualify as being pursuant to a bona fide reasonable adjustment formula. If such adjustments are made, a U.S. holder will be deemed to have received a distribution even though the U.S. holder has not received any cash or property as a result of such adjustments. In addition, an adjustment to the conversion rate in connection with a make-whole fundamental change may be treated as a deemed distribution. Any deemed distributions will generally be taxable as a dividend, return of capital, or capital gain as described in “Consequences to U.S. Holders—Distributions” above. U.S. holders should consult their own advisors regarding whether any taxable constructive dividends would be eligible for reduced rates (for non-corporate holders) or dividends received deductions (for corporate holders), as the requisite applicable holding periods might not be considered to be satisfied. Because a constructive dividend deemed received by a U.S. holder would not give rise to any cash from which any applicable withholding could be satisfied, if backup withholding is paid on behalf of a U.S. holder (because such U.S. holder failed to establish an exemption from backup withholding), such backup withholding may be set off against payments of cash and common stock payable on the notes (or, in certain circumstances, against any payments on the common stock).

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Sale, Certain Redemptions or Other Taxable Dispositions of Common Stock

Upon the sale, certain redemptions or other taxable dispositions of our common stock, a U.S. holder generally will recognize capital gain or loss equal to the difference between (i) the amount of cash and the fair market value of all other property received upon such disposition and (ii) the U.S. holder’s tax basis in the common stock. Such capital gain or loss will be long-term capital gain or loss if a U.S. holder’s holding period in the common stock is more than one year at the time of the taxable disposition. Long-term capital gains recognized by certain non-corporate U.S. holders (including individuals) will generally be subject to reduced rates of U.S. federal income tax. The deductibility of capital losses is subject to significant limitation.

Consequences to Non-U.S. Holders

Payments of Interest

The 30% U.S. federal withholding tax will not be applied to any payment of interest on a note to a non-U.S. holder provided that:

•	such interest is not effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States;

•	the non-U.S. holder does not actually or constructively own 10% or more of the total combined voting power of all classes of our stock that are entitled to vote within the meaning of section 871(h)(3) of the Code;

•	the non-U.S. holder is not a controlled foreign corporation that is related to the Company (actually or constructively) through stock ownership; and

•	(a) the non-U.S. holder provides its name and address, and certifies, under penalties of perjury, that it is not a U.S. person (which certification may be made on an IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable form)) or (b) the non-U.S. holder holds the notes through certain foreign intermediaries or certain foreign partnerships, and the non-U.S. holder and the foreign intermediaries or foreign partnerships satisfy the certification requirements of applicable Treasury regulations.

Special certification rules apply to non-U.S. holders that are pass-through entities.

If a non-U.S. holder cannot satisfy the requirements described above, payments of interest will be subject to the 30% U.S. federal withholding tax, unless the non-U.S. holder provides us with a properly executed (1) IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable form) claiming an exemption from or reduction in withholding under the benefit of an applicable income tax treaty or (2) IRS Form W-8ECI (or other applicable form) stating that interest paid on the notes is not subject to withholding tax because it is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States and includible in the non-U.S. holder’s gross income. If a non-U.S. holder is engaged in a trade or business in the United States and interest on the notes is effectively connected with the conduct of that trade or business and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment or a U.S. fixed base, then (although the non-U.S. holder will be exempt from the 30% withholding tax provided the certification requirements discussed above are satisfied) the non-U.S. holder will be subject to U.S. federal income tax on that interest on a net income basis generally in the same manner as if the non-U.S. holder were a U.S. holder. In addition, if a non-U.S. holder is a foreign corporation, it may be subject to a branch profits tax equal to 30% (or lesser rate under an applicable income tax treaty) of its earnings and profits for the taxable year, subject to adjustments, that are effectively connected with its conduct of a trade or business in the United States.

Dividends and Constructive Distributions

Any dividends paid to a non-U.S. holder with respect to the shares of common stock (and any deemed dividends resulting from certain adjustments, or failure to make adjustments, to the conversion rate, see “Consequences to U.S. Holders—Constructive Distributions” above) will be subject to withholding tax at a 30% rate or, if applicable certification requirements are timely satisfied, such lower rate as may be specified by an applicable income tax treaty as provided for in the certification. However, dividends that are effectively connected with a non-U.S. holder’s conduct of a trade or business within the United States and, if required by an applicable income tax treaty, are attributable to a U.S. permanent establishment or a U.S. fixed base, are not subject to the withholding tax, but instead are subject to U.S. federal income tax on a net income basis at applicable graduated individual or corporate rates. Certain certification requirements and disclosure requirements must be complied with in order for effectively connected income to be exempt from withholding. Any such effectively connected income received by a foreign corporation may, under certain circumstances, be subject to an additional branch profits tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. Because a constructive dividend deemed received by a non-U.S. holder would not give rise to any cash from which any applicable withholding tax could be satisfied, if withholding taxes are paid on behalf of a non-U.S. holder, those withholding taxes may be set off against payments of cash and common stock payable on the notes (or, in certain circumstances, against any payments on the common stock).

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A non-U.S. holder of shares of common stock who wishes to claim the benefit of an applicable income tax treaty rate is required to satisfy applicable certification and other requirements. If a non-U.S. holder is eligible for a reduced rate of U.S. withholding tax pursuant to an income tax treaty, it may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

Sale, Exchange, Certain Redemptions and Repurchases, Conversion or Other Taxable Dispositions of Notes or Shares of Common Stock

Any gain recognized by a non-U.S. holder on the sale, exchange, certain redemptions and repurchases or other taxable disposition of a note or common stock (as well as upon the conversion of a note into cash or a combination of cash and stock) will not be subject to U.S. federal income tax unless:

•	that gain is effectively connected with a non-U.S. holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment or a U.S. fixed base);

•	the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met; or

•	we are or have been a “U.S. real property holding corporation” (a “USRPHC”) for U.S. federal income tax purposes during the shorter of the non-U.S. holder’s holding period or the five-year period ending on the date of disposition of the notes or common stock, as the case may be.

If a non-U.S. holder’s gain is described in the first bullet point above, such holder will be subject to tax at regular graduated U.S. federal income tax rates on the net gain recognized, generally in the same manner as if such holder were a U.S. holder. If a non-U.S. holder is a foreign corporation that recognizes gain described in the first bullet point above, such holder may also be subject to the branch profits tax equal to 30% (or such lower rate as may be prescribed under an applicable U.S. income tax treaty) of its effectively connected earnings and profits. If a non-U.S. holder is described in the second bullet point above, such holder will be subject to a flat 30% tax on the gain recognized (which gain may be offset by certain U.S.-source capital losses), even though the holder is not considered a resident of the United States. Any amounts (including common stock) which a non-U.S. holder receives on a sale, exchange, redemption, repurchase, conversion or other taxable disposition of a note which are attributable to accrued and unpaid interest will be taxable as interest and subject to the rules described above under “Consequences to Non-U.S. Holders—Payments of Interest.”

In general, we would be a USRPHC if the fair market value of our U.S. real property interests equals or exceeds 50% of the sum of the fair market value of our worldwide real property interests plus our other assets used or held for use in a trade or business anytime within the preceding five year period. We believe that we are not, and we do not anticipate becoming, a USRPHC for U.S. federal income tax purposes. However, there can be no assurance that we will not become a USRPHC in the future.

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Information Reporting and Backup Withholding

U.S. Holders

Information reporting requirements generally will apply to payments of interest on the notes (including additional interest that we may be required to pay under circumstances described above under “Description of Notes—Events of Default” and “Description of Notes—Additional Interest”) and dividends on shares of common stock (including constructive dividends deemed paid) and to the proceeds of a sale of a note or share of common stock paid to a U.S. holder unless the U.S. holder is an exempt recipient (such as a corporation). Backup withholding (currently at a 24% rate) will apply to those payments if the U.S. holder fails to provide its correct taxpayer identification number, or certification of exempt status, or if the U.S. holder is notified by the IRS that it has failed to report in full payments of interest and dividend income. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a U.S. holder’s U.S. federal income tax liability provided the required information is furnished timely to the IRS.

Non-U.S. Holders

Generally, we must report annually to the IRS and to non-U.S. holders the amount of interest (including additional interest that we may be required to pay under circumstances described above under “Description of Notes—Events of Default” and “Description of Notes—Additional Interest”) and dividends paid to non-U.S. holders (including constructive dividends deemed paid) and the amount of tax, if any, withheld with respect to those payments. Copies of the information returns reporting such interest, dividends and withholding may also be made available to the tax authorities in the country in which a non-U.S. holder resides under the provisions of an applicable income tax treaty. In general, a non-U.S. holder will not be subject to backup withholding with respect to payments of interest or dividends that we make, provided the certification requirements described above in the last bullet point under “Consequences to Non-U.S. Holders—Payments of Interest” have been met (and we do not have actual knowledge or reason to know that the holder is a U.S. person, as defined under the Code, that is not an exempt recipient). In addition, a non-U.S. holder will be subject to information reporting and, depending on the circumstances, backup withholding with respect to payments of the proceeds of the sale of a note or share of common stock within the United States or conducted through certain U.S.-related financial intermediaries, unless the certification requirements described above have been met (and we and the relevant financial intermediaries do not have actual knowledge or reason to know that a holder is a U.S. person, as defined under the Code, that is not an exempt recipient) or the non-U.S. holder otherwise establishes an exemption. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a non-U.S. holder’s U.S. federal income tax liability provided the required information is furnished timely to the IRS.

Foreign Accounts

The Foreign Account Tax Compliance Act (“FATCA”) imposes withholding at a 30% rate on certain types of “withholdable payments” (including interest paid on debt instruments and dividends paid on stock in a U.S. corporation) made to a “foreign financial institution” or to a “non-financial foreign entity” (all as defined in the Code) (whether such foreign financial institution or non-financial foreign entity is the beneficial owner or an intermediary), unless (1) the foreign financial institution undertakes certain diligence and reporting obligations, (2) the non-financial foreign entity either certifies it does not have any “substantial United States owners” (as defined in the Code) or furnishes identifying information regarding each substantial United States owner or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in (1) above, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain U.S. persons or U.S.-owned foreign entities (as defined in applicable Treasury Regulations), annually report certain information about such accounts and withhold 30% on payments to noncompliant foreign financial institutions and certain other account holders. Under proposed regulations promulgated by the Treasury Department on December 13, 2018, which state that taxpayers may rely on the proposed regulations until final regulations are issued, this withholding tax will not apply to the gross proceeds from the sale or other disposition of the notes. Foreign governments may have agreements with the IRS to implement FATCA in a different manner.

Prospective investors should consult their tax advisors regarding the application of FATCA to the purchase, ownership, and disposition of the notes or the shares of our common stock into which the notes are convertible.

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LEGAL MATTERS

The validity of the securities being offered hereby will be passed upon for us by McGuireWoods LLP, New York, New York.

EXPERTS

The consolidated financial statements of ExlService Holdings, Inc. incorporated in this prospectus by reference from the 2018 Form 10-K as of and for the year ended December 31, 2018, and the effectiveness of ExlService Holdings, Inc. and subsidiaries’ internal control over financial reporting, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in its reports included in the 2018 Form 10-K, which are incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

The consolidated financial statements of ExlService Holdings, Inc. as of December 31, 2017 and for each of the two years in the period ended December 31, 2017 appearing in the 2018 Form 10-K have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-3 under the Securities Act with the SEC to register the offering of securities by this prospectus. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules which are a part of the registration statement. For further information with respect to us and our securities, please refer to the registration statement and the exhibits and schedules filed with it. file annual, quarterly and current reports, proxy statements, and other information with the SEC under the Exchange Act. The SEC maintains an Internet site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC at http://www.sec.gov. We also maintain a website at http://www.exlservice.com. Information on our website does not constitute a part of, nor is it incorporated in any way, into this prospectus or any other report we file with or furnish to the SEC. We make available, free of charge, on our website our annual reports on Form 10-K, quarterly reports on Form 10-Q, proxy statements, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act, as soon as reasonably practicable after such reports are electronically filed with, or furnished to, the SEC. Our website also includes announcements of investor conferences and events, information on our business strategies and results, corporate governance information, and other news and announcements that investors might find useful or interesting.

We are also subject to the information and periodic reporting requirements of the Exchange Act. We file annual, quarterly and current reports, proxy statements, and other information with the SEC to comply with the Exchange Act.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus and information we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act. The documents we are incorporating by reference as of their respective dates of filing are as follows:

(a)       the 2018 Form 10-K; and

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(b)       The description of the Company’s common stock contained in its registration statement filed pursuant to Section 12 of the Exchange Act and all amendments and reports filed for the purpose of updating such description.

All documents we file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than any portion of such filings that are “furnished” under applicable SEC rules, rather than “filed”) after the date of this prospectus but before the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of the filing of those documents.

Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for all purposes to the extent that a statement contained in this prospectus, or in any other subsequently filed document which is also incorporated or deemed to be incorporated by reference, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request, orally or in writing, a copy of these documents, which will be provided to you at no cost, by contacting ExlService Holdings, Inc., 280 Park Avenue, 38th Floor, New York, New York 10017, phone number: (212) 277-7100.

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PART II.

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following is an estimate, subject to future contingencies of the expenses to be incurred by EXL in connection with the sale and distribution of the securities being registered:

SEC registration fee		$18,180
Legal fees and expenses		**
Accounting fees and expenses		**
Printing fees and expenses		**
Miscellaneous fees and expenses		**
Total	$	**

** Estimated expenses are not presently known.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Section 145(a) of the DGCL provides, in general, that a corporation has the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the action, suit or proceeding, if such person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.

Section 145(b) of the DGCL provides, in general, that a corporation has the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor because the person is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of any other enterprise, against any expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

The Company’s Amended and Restated Certificate of Incorporation and Fourth Amended and Restated By-laws provide that the Company shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, which the Company refers to as a proceeding, by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of the Company or, while a director or officer of the Company, is or was serving at the request of the Company as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such person; provided, however, that the Company shall be required to indemnify a person in connection with a proceeding (or part thereof) initiated by such person only if the commencement of such proceeding (or part thereof) was authorized by the board of directors.

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Section 102 of the DGCL permits the limitation of directors’ personal liability to the corporation or its stockholders for monetary damages for breach of fiduciary duties as a director except for (i) any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) breaches under section 174 of the DGCL, which relates to unlawful payments of dividends or unlawful stock repurchase or redemptions, and (iv) any transaction from which the director derived an improper personal benefit.

The Company is required to advance expenses, as incurred, to its directors and officers in connection with defending a proceeding, except that such director or officer shall undertake to repay such advances if it is ultimately determined that such person is not entitled to indemnification.

The Company’s amended and restated certificate of incorporation limits the personal liability of its directors to the fullest extent permitted by section 102 of the DGCL.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

The Company maintains directors’ and officers’ liability insurance for its officers and directors.

ITEM 16. EXHIBITS

The Exhibits listed on the Exhibit Index of this Registration Statement are filed herewith or are incorporated herein by reference to other filings.

EXHIBIT INDEX

Exhibit Number	Description	Form	File No.	Exhibit	Filing Date	Filed Herewith
2.1*	Securities Purchase Agreement dated as of February 23, 2015 by and among ExlService Holdings, Inc., ExlService.com LLC, RPM Direct LLC, RPM Data Solutions, LLC and the security holders named therein	10-Q	1-33089	2.1	May 1, 2015
2.2*	Agreement of Merger, dated April 28, 2018, by and among ExlService.com, LLC, ExlService Cayman Merger Sub, and SCIOInspire Holdings Inc.	8-K	1-33089	2.1	July 2, 2018
3.1	Amended Restated Certificate of Incorporation	8-K	1-33089	3.1	October 25, 2006
3.2	Fourth Amended and Restated Bylaws	8-K	1-33089	3.2	February 28, 2017
4.1	Registration Rights Agreement	S-1	1-33089	4.1	October 25, 2006
4.2	Indenture, dated as of October 4, 2018, by and between ExlService Holdings, Inc. and Citibank, N.A., as trustee	8-K	1-33089	4.1	October 4, 2018
5.1	Opinion of McGuireWoods LLP regarding legality of the securities being registered hereby					X
23.1	Consent of Independent Registered Public Accounting Firm, Deloitte & Touche LLP					X
23.2	Consent of Independent Registered Public Accounting Firm, Ernst & Young LLP					X
23.3	Consent of McGuireWoods LLP (included in Exhibit 5.1 to this Registration Statement on Form S-3)					X
24.1	Power of Attorney (included on signature page)					X
25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Citibank, N.A. to act as Trustee for the Indenture dated October 4, 2018					X

*	Pursuant to Item 601(b)(2) of Regulation S-K promulgated by the SEC, certain schedules to this agreement have been omitted. The Company hereby agrees to furnish supplementally to the SEC, upon its request, any or all of such omitted schedules.
+	Indicates management contract or compensatory plan required to be filed as an Exhibit.

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ITEM 17.  UNDERTAKINGS.

The undersigned registrants hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)      To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)      Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the Registration Statement as of the date the filed prospectus was deemed part of and included in the Registration Statement; and

(ii)    Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the Registration Statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the Registration Statement relating to the securities in the Registration Statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a Registration Statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the Registration Statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

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(5)	That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)    Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)   Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)  Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

That, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

That insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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 SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on February 28, 2019.

ExlService Holdings, Inc.

BY:	/s/ Vishal Chhibbar
	Name:	Vishal Chhibbar
	Title:	Executive Vice President and Chief Financial Officer

POWERS OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints each of Rohit Kapoor, Vishal Chhibbar and Ajay Ayyappan, and each of them acting individually, as his or her true and lawful attorney-in-fact and agent, with power to act without any other and with full and several power of substitution, for him or her and in his or her name, place and stead, to sign, in his or her capacity or capacities as shown below, any and all amendments to this Registration Statement on Form S-3 (including post-effective amendments), and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection with any such amendments, as fully for all intents and purposes as he or she might or could do in person, and does hereby ratify and confirm all that said attorneys-in-fact and agents, or either of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Date	Title

/s/ Rohit Kapoor	February 28, 2019	Chief Executive Officer, Vice Chairman and Director (Principal Executive Officer)
Rohit Kapoor

/s/ Vishal Chhibbar	February 28, 2019	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)
Vishal Chhibbar

/s/ Garen K. Staglin	February 28, 2019	Chairman of the Board
Garen K. Staglin

/s/ Anne E. Minto	February 28, 2019	Director
Anne E. Minto

/s/ Clyde W. Ostler	February 28, 2019	Director
Clyde W. Ostler

/s/ David B. Kelso	February 28, 2019	Director
David B. Kelso

/s/ Deborah Kerr	February 28, 2019	Director
Deborah Kerr

/s/ Nitin Sahney	February 28, 2019	Director
Nitin Sahney

/s/ Som Mittal	February 28, 2019	Director
Som Mittal

/s/ Jaynie Miller Studenmund	February 28, 2019	Director
Jaynie Miller Studenmund

/s/ Vikram Pandit	February 28, 2019	Director
Vikram S. Pandit

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